EXECUTION COPY

CREDIT AGREEMENT

Dated as of September 24, 2010

among

NORTHEAST UTILITIES,

as Borrower

THE BANKS NAMED HEREIN,

UNION BANK, N.A.,

as Administrative Agent

and

BARCLAYS BANK PLC,

CITIBANK, N.A.,

JPMORGAN CHASE BANK, N.A.
and

UNION BANK, N.A.

as Fronting Banks

BARCLAYS CAPITAL,

CITIGROUP GLOBAL MARKETS INC.,

J.P. MORGAN SECURITIES LLC

 and

UNION BANK, N.A.

Joint Lead Arrangers

BARCLAYS CAPITAL,

CITIBANK, N.A.
and

J.P. MORGAN SECURITIES LLC

Syndication Agents

WELLS FARGO BANK, NATIONAL ASSOCIATION

Documentation Agent

1193412

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION  1.01.

Certain Defined Terms.

1

SECTION  1.02.

Computation of Time Periods.

15

SECTION  1.03.

Accounting Terms; Financial Statements.

15

SECTION  1.04.

Computations of Outstandings.

16

ARTICLE II
COMMITMENTS

SECTION  2.01.

The Commitments.

16

SECTION  2.02.

Letters of Credit.

16

SECTION  2.03.

Fees.

24

SECTION  2.04.

Reduction and Increase of the Commitments.

25

SECTION  2.05.

Extension of the Stated Termination Date.

26

SECTION  2.06.

Cash Collateralization of LC Outstandings.

27

ARTICLE III
ADVANCES

SECTION  3.01.

Advances.

29

SECTION  3.02.

Terms Relating to the Making of Advances.

29

SECTION  3.03.

Making of Advances.

30

SECTION  3.04.

Repayment of Advances; Delivery of Notes.

30

SECTION  3.05.

Interest.

31

ARTICLE IV
PAYMENTS

SECTION  4.01.

Payments and Computations.

33

SECTION  4.02.

Prepayments.

34

SECTION  4.03.

Yield Protection.

35

SECTION  4.04.

Sharing of Payments, Etc.

38

SECTION  4.05.

Taxes.

39

ARTICLE V
CONDITIONS PRECEDENT

SECTION  5.01.

Conditions Precedent to Effectiveness.

41

SECTION  5.02.

Conditions Precedent to All Extensions of Credit.

42

SECTION  5.03.

Reliance on Certificates.

43

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

SECTION  6.01.

Representations and Warranties of the Borrower.

43

ARTICLE VII
COVENANTS

i

SECTION  7.01.

Affirmative Covenants.

47

SECTION  7.02.

Negative Covenants.

49

SECTION  7.03.

Financial Covenant.

53

SECTION  7.04.

Reporting Obligations.

53

ARTICLE VIII
DEFAULTS

SECTION  8.01.

Events of Default.

55

SECTION  8.02.

Remedies Upon Events of Default.

57

ARTICLE IX
THE ADMINISTRATIVE AGENT AND THE FRONTING BANKS

SECTION  9.01.

Authorization and Action.

58

SECTION  9.02.

Administrative Agent’s Reliance, Etc.

58

SECTION  9.03.

Union Bank, Barclays, Citibank, JPMorgan Chase and Affiliates.

58

SECTION  9.04.

Lender Credit Decision.

59

SECTION  9.05.

Indemnification.

59

SECTION  9.06.

Successor Administrative Agent.

59

ARTICLE X
MISCELLANEOUS

SECTION  10.01.

Amendments, Etc.

60

SECTION  10.02.

Notices, Etc.

61

SECTION  10.03.

No Waiver of Remedies.

62

SECTION  10.04.

Costs, Expenses and Indemnification.

62

SECTION  10.05.

Right of Set-off.

63

SECTION  10.06.

Effectiveness.

63

SECTION  10.07.

Assignments and Participation.

64

SECTION  10.08.

Confidentiality.

66

SECTION  10.09.

Electronic Communications.

67

SECTION  10.10.

Waiver of Jury Trial.

68

SECTION  10.11.

Governing Law.

68

SECTION  10.12.

Relation of the Parties; No Beneficiary or Fiduciary Relationships.

68

SECTION  10.13.

Execution in Counterparts.

69

SECTION  10.14.

Limitation of Liability.

69

SECTION  10.15.

Defaulting Lenders.

69

SECTION  10.16.

USA Patriot Act.

71

SECTION  10.17.

Waiver of Notice of Termination of Existing Credit Agreement.

71

ii

SCHEDULES

Schedule I

-

Applicable Lending Offices and Commitments

Schedule II

-

Pending Actions

EXHIBITS

Exhibit 1.01A

-

Form of Note

Exhibit 2.02

-

Form of Letter of Credit Request

Exhibit 3.01

-

Form of Notice of Borrowing

Exhibit 5.01A

-

Form of Opinion of Jeffrey C. Miller, Assistant

General Counsel of NUSCO

Exhibit 5.01B

-

Form of Opinion of King & Spalding LLP, Special New York Counsel to the Administrative Agent

Exhibit 10.07

-

Form of Assignment and Assumption

iii

CREDIT AGREEMENT

Dated as of September 24, 2010

THIS CREDIT AGREEMENT is made by and among:

(i)

NORTHEAST UTILITIES, an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts (“NU” or the “Borrower”);

(ii)

The financial institutions (the “Banks”) listed on the signature pages hereof and the other Lenders (as hereinafter defined) from time to time party hereto;

(iii)

UNION BANK, N.A. (“Union Bank”), as Administrative Agent (as hereinafter defined) for the Lenders and the Fronting Banks (as hereinafter defined); and

(iv)

BARCLAYS BANK PLC (“Barclays”), CITIBANK, N.A. (“Citibank”) JPMORGAN CHASE BANK, N.A. (“JPMorgan Chase”) and UNION BANK, each as a Fronting Bank.

PRELIMINARY STATEMENT

The Borrower has requested that the Banks and the Fronting Banks agree, on the terms and conditions set forth herein, to provide the Borrower a $500,000,000 three-year revolving credit and letter of credit facility to be used for the purposes set forth herein.  The Lenders and the Fronting Banks have indicated their willingness to provide such a facility on the terms and conditions of this Agreement.

Based upon the foregoing and subject to the terms and conditions set forth in this Agreement, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION  1.01.

Certain Defined Terms.

  As used in this Agreement, the following terms shall have the following meanings (such meanings to be applicable to the singular and plural forms of the terms defined):

“Account Party” has the meaning assigned to that term in Section 2.02(a).

“Additional Lender” has the meaning assigned to that term in Section 2.04(b).

“Administrative Agent” means Union Bank, in its capacity as administrative agent hereunder, or any successor thereto as provided herein.

“Advance” means an advance by a Lender to the Borrower pursuant to Article III, and refers to a Eurodollar Rate Advance or a Base Rate Advance (each of which shall be a “Type” of Advance).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person.  A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Credit Agreement, as the same may be modified, amended and/or supplemented pursuant to the terms hereof.

“Applicable Facility Fee Rate” means, for any day, the percentage per annum set forth below in effect on such day, determined on the basis of the Applicable Rating Level of the Borrower:

Applicable Facility Fee Rate
Applicable Rating Level	Percentage (%)
Level I	0.175
Level II	0.225
Level III	0.350
Level IV	0.500
Level V	0.600

Any change in the Applicable Facility Fee Rate caused by a change in the Applicable Rating Level shall take effect at the time such change in the Applicable Rating Level shall occur.

“Applicable Lending Office” means, with respect to each Lender:

(i)

in the case of any Advance, (A) such Lender’s “Eurodollar Lending Office” in the case of a Eurodollar Rate Advance or (B) such Lender’s “Domestic Lending Office” in the case of a Base Rate Advance, in each case as specified opposite such Lender’s name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender; or

(ii)

in each case, such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

“Applicable Margin” means, for any day for any outstanding Advance, the percentage per annum set forth below in effect on such day, determined on the basis of the Applicable Rating Level for the Borrower:

Applicable Margin (Percentage %)
Rating Level	Eurodollar Rate Advances (%)	Base Rate Advances (%)
Level I	1.575	0.575
Level II	1.775	0.775
Level III	1.900	0.900
Level IV	2.000	1.000
Level V	2.400	1.400

Any change in the Applicable Margin caused by a change in the Applicable Rating Level shall take effect at the time such change in the Applicable Rating Level shall occur.

“Applicable Rate” means, with respect to any Advance made to the Borrower, either of (i) the Base Rate from time to time applicable to such Advance plus the Applicable Margin, or (ii) the Eurodollar Rate from time to time applicable to such Advance plus the Applicable Margin.

“Applicable Rating Level” shall be determined at any time and from time to time on the basis of the Reference Ratings in accordance with the following:

Applicable Rating Level	S&P Rating		Moody’s Rating
Level I	A- or higher	or	A3 or higher
Level II	BBB+	or	Baa1
Level III	BBB	or	Baa2
Level IV	BBB-	or	Baa3
Level V	BB+ or lower (or unrated)	or	Ba1 or lower (or unrated)

“Level I” applies on any day on which the S&P Reference Rating is A- or higher or the Moody’s Reference Rating is A3 or higher.

“Level II” applies on any day on which (i) the S&P Reference Rating is BBB+ or higher or the Moody’s Reference Rating is Baa1 or higher and (ii) Level I does not apply.

“Level III” applies on any day on which (i) the S&P Reference Rating is BBB or higher or the Moody’s Reference Rating is Baa2 or higher and (ii) neither Level I or Level II applies.

“Level IV” applies on any day on which (i) the S&P Reference Rating is BBB- or higher or the Moody’s Reference Rating is Baa3 or higher and (ii) none of Levels I, II or III applies.

“Level V” applies on any day on which (i) the S&P Reference Rating is BB+ or lower or the Moody’s Reference Rating is Ba1 or lower and (ii) none of Levels I, II, III or IV applies.

In the event that the Reference Ratings do not correspond to the same Applicable Rating Level and the Reference Ratings differ by (i) only one Applicable Rating Level, the Applicable Rating Level that corresponds to the higher of such Reference Ratings shall apply, and (ii) more than one Applicable Rating Level, the Applicable Rating Level that is immediately below the Applicable Rating Level that corresponds to the higher of such Reference Ratings shall apply;

provided that, in the case of this clause (ii), if the lower of such Reference Ratings corresponds to Level V, Level V shall apply.  The Applicable Rating Level shall be redetermined as and when any change in the ratings used in the determination thereof shall be announced by S&P or Moody’s, as the case may be.

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit 10.07.

 “Available Commitment” means, for each Lender, the excess of such Lender’s Commitment over such Lender’s Percentage of the Outstanding Credits.  “Available Commitments” shall refer to the aggregate of the Lenders’ Available Commitments hereunder.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a governmental authority or instrumentality thereof if and for so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm obligations such as those under this Agreement.

“Banks” has the meaning assigned to such term in the caption to this Agreement.

“Barclays” has the meaning assigned to that term in the caption to this Agreement.

“Base Rate” means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(i)

the rate of interest announced publicly by the Administrative Agent in its principal place of business from time to time as the Administrative Agent’s “base rate” or “reference rate”;

(ii)

1/2 of one percent per annum above the Federal Funds Rate in effect from time to time; and

(iii)

the rate of interest per annum appearing on a nationally recognized service such as Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) on such day for a term of one month (or if no such rates are quoted on such day, the previous day for which quotations are available) (the “One-Month LIBOR Rate”) plus 1%; provided, however, if more than one rate is specified on such service, the applicable rate shall be the sum of (i) the arithmetic mean of all such rates plus (ii) 1%.

If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (ii) of the first sentence of this definition, until the circumstances giving rise to such inability to determine the Federal Funds Rate no longer exist.  Any change in the Base Rate due to a change in the Administrative Agent’s base rate or reference rate, the Federal Funds Rate or the One-Month LIBOR Rate, shall be effective on the effective date of such change in the Administrative Agent’s base rate or reference rate, the Federal Funds Rate or the One-Month LIBOR Rate, as the case may be.

“Base Rate Advance” means an Advance in respect of which the Borrower has selected in accordance with Article III, or this Agreement provides for, interest to be computed on the basis of the Base Rate.

“Beneficiary” means any Person designated by an Account Party to which a Fronting Bank is to make payment, or on whose order payment is to be made, under a Letter of Credit.

“Borrower” has the meaning assigned to that term in the caption to this Agreement.

“Borrowing” means a borrowing consisting of one or more Advances of the same Type and Interest Period, if any, made to the Borrower on the same Business Day by the Lenders, ratably in accordance with their respective Commitments.  A Borrowing may be referred to herein as being a “Type” of Borrowing, corresponding to the Type of Advances comprising such Borrowing.  For purposes of this Agreement, all Advances of the same Type and Interest Period, if any, made or converted on the same day to the Borrower shall be deemed a single Borrowing hereunder until repaid.

“Business Day” means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

“Cash Collateral Account” means an account maintained at the principal domestic office of the Administrative Agent for the purposes set forth herein, and subject to the terms and conditions, set forth in Section 2.06.

“Change of Control” means (i) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), shall either (A) acquire beneficial ownership of more than 50% of any outstanding class of common shares of NU having ordinary  voting  power  in  the election of  Trustees  of  NU  or  (B)   obtain   the   power

(whether or not exercised) to elect a majority of NU’s Trustees or (ii) the Board of Trustees of NU shall not consist of a majority of Continuing Trustees.  For purposes of this definition, the term “Continuing Trustees” means Trustees of NU on the date hereof and each other Trustee of NU, if such other trustee’s nomination for election to the Board of Trustees of NU is recommended by a majority of the then Continuing Trustees.

“Citibank” has the meaning assigned to that term in the caption to this Agreement.

“CL&P” means The Connecticut Light and Power Company, a corporation organized under the laws of the State of Connecticut.

“Closing Date” has the meaning assigned to that term in Section 5.01.

“Commitment” means, for each Lender, the aggregate amount set forth opposite such Lender’s name on Schedule I or, if such Lender has entered into one or more Assignment and Assumptions, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 10.07(c), in each such case as such amount may be reduced or increased from time to time pursuant to Section 2.04.  “Commitments” shall refer to the aggregate of the Lenders’ Commitments hereunder.

“Commitment Increase” has the meaning assigned to that term in Section 2.04(b).

“Commitment Increase Approvals” means any governmental approval or resolution of the board of directors of the Borrower that has not been obtained by or on behalf of the Borrower and is not in full force and effect on the date hereof, which governmental approval or resolution is required to be obtained in order to authorize a Commitment Increase and the performance by the Borrower of its obligations under this Agreement after giving effect to such Commitment Increase.

 “Common Equity” means, at any date for the Borrower, an amount equal to the sum of the aggregate of the par value of, or stated capital represented by, the outstanding common shares of the Borrower and its Subsidiaries and the surplus, paid-in, earned and other capital, if any, of the Borrower and its Subsidiaries, in each case as determined on a consolidated basis in accordance with generally accepted accounting principles.

“Confidential Information” has the meaning assigned to that term in Section 10.08.

“Consolidated Debt” means, at any date for the Borrower, the total Debt of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with generally accepted accounting principles.

“Credit Party” means the Administrative Agent, each Fronting Bank and each Lender.

“Date of Issuance” means the date of issuance by any Fronting Bank of a Letter of Credit under this Agreement.

“Debt” means, for any Person, without duplication, (i) indebtedness of such Person for  borrowed  money, including  but not limited  to  obligations of such Person evidenced by bonds,

debentures, notes or other similar instruments (excluding Stranded Cost Recovery Obligations that are non-recourse to such Person), (ii) obligations of such Person to pay the deferred purchase price of property or services (excluding any obligation of such Person to Dominion Resources, Inc. or its successor with respect to disposition of spent nuclear fuel burned prior to April 3, 1983), (iii) obligations of such Person as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iii), above, including, without duplication, all Parent Support Obligations, (v) letters of credit that have not been fully cash collateralized, guaranties and other forms of credit enhancement issued to support power sales and trading activities, and (vi) liabilities in respect of unfunded vested benefits under ERISA Plans and ERISA Multiemployer Plans.

“Declining Lender” has the meaning to that term in Section 2.05(a).

“Defaulting Lender” shall mean any Lender, as reasonably determined by the Administrative Agent, that (i) has failed, within three Business Days after the date required to be funded or paid, (A) to fund any portion of its Advances, (B) to fund any portion of its participations in Letters of Credit or (C) to pay over to any Credit Party any other amount required to be paid by it under this Agreement, unless, in the case of clauses (A) and (C) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (ii) has notified the Borrower or any Credit Party in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding an Advance cannot be satisfied) or generally under other agreements in which it commits to extend credit, (iii) has failed, within three Business Days after request by the Administrative Agent or any Fronting Bank, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Advances and participations in Letters of Credit, provided that such Lender shall cease to be a Defaulting Lender pursuant to clause (iii) upon such requesting party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (iv) has become the subject of a Bankruptcy Event.

“Disclosure Documents” means for the Borrower and each Principal Subsidiary, as applicable: (i) such Person’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009; (ii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 2010; (iii) the Information Memorandum; and (iv) such Person’s Current Reports on Form 8-K filed after December 31, 2009 but prior to the date hereof.

“Drawing” means a drawing by a Beneficiary under any Letter of Credit.

“Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any other Person (other than a natural person) approved by (A) the Administrative Agent, (B) in the case of any assignment of any Commitment, each Fronting Bank, and (C) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed, and the Borrower shall be deemed to have consented to any assignment unless the Borrower provides notice of its objection to the Administrative Agent within ten business days of receipt of request for consent); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that is a “commonly controlled entity” of such Person within the meaning of the regulations under Section 414 of the Internal Revenue Code of 1986, as amended from time to time.

“ERISA Multiemployer Plan” means a “multiemployer plan” subject to Title IV of ERISA.

“ERISA Plan” means an employee benefit plan (other than a ERISA Multiemployer Plan) maintained for employees of the Borrower or any ERISA Affiliate of the Borrower and covered by Title IV of ERISA.

“ERISA Plan Termination Event” means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations) with respect to an ERISA Plan or an ERISA Multiemployer Plan, or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from an ERISA Plan or an ERISA Multiemployer Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate an ERISA Plan or an ERISA Multiemployer Plan or the treatment of an ERISA Plan amendment as a termination or of an ERISA Multiemployer Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate an ERISA Plan or an ERISA Multiemployer Plan by the PBGC, or (v) any other event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan or ERISA Multiemployer Plan.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” means, for each Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate of interest per annum (rounded upward to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest

Period for a period equal to such Interest Period.  If, for any reason, such rate is not available, the term “Eurodollar Rate” shall mean an interest rate per annum equal to the average rate per annum (rounded upward to the nearest 1/100 of 1%) at which deposits in U.S. dollars are offered by the Reference Banks to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to each Reference Bank’s pro rata share of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period, subject, however, to the provisions of Sections 3.05(d) and 4.03(g).

“Eurodollar Rate Advance” means an Advance in respect of which the Borrower has selected in accordance with Article III, or this Agreement provides for, interest to be computed on the basis of the Eurodollar Rate.

“Eurodollar Reserve Percentage” of any Lender or its subparticipant, for each Interest Period for each Eurodollar Rate Advance, means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement, without benefit of or credit for proration, exemptions or offsets) for such Lender or its subparticipant with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

“Event of Default” has the meaning specified in Section 8.01.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated as of December 9, 2005, as amended, supplemented or modified as of the date hereof, among the Borrower, the lenders party thereto, Union Bank (formerly known as Union Bank of California, N.A.), as administrative agent, and the letter of credit fronting banks party thereto.

“Existing Letter of Credit” has the meaning set forth in Section 2.02(c).

“Expiration Date” means, with respect to a Letter of Credit, its stated expiry date.

“Extending Lender” has the meaning assigned to that term in Section 2.05(a).

“Extension of Credit” means the making of any Advance or the issuance or amendment (including, without limitation, an extension or renewal or amendment to increase the stated amount) of a Letter of Credit.

“Extension Date” means the first and second anniversaries of the date hereof.

“Facility Fee” has the meaning assigned to that term in Section 2.03(a).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” means (i) that certain Fee Letter, dated August 23, 2010, among the Borrower, CL&P, WMECO, Yankee, PSNH, Barclays Capital, the investment banking division of Barclays, Union Bank, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. and (ii) that certain Fee Letter, dated as of August 23, 2010, between the Borrower and Union Bank, each as amended, modified and supplemented from time to time.

“FERC” means the Federal Energy Regulatory Commission.

“Financial Statements” means, with respect to the Borrower and each Principal Subsidiary, as applicable, (i) the audited consolidated balance sheet of such Person as at December 31, 2009 (ii) the unaudited consolidated balance sheet of such Person as at June 30, 2010, (iii) the audited consolidated statements of income and cash flows of such Person for the Fiscal Year ended December 31, 2009 and (iv) the unaudited consolidated statements of income and cash flows of such Person for the 6-month period ended June 30, 2010, in each case as included in such Person’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2009 or Quarterly Report on Form 10-Q for the Fiscal Quarter ended June 30, 2010.

“First Mortgage Indentures” means, (i) in the case of CL&P, the Indenture of Mortgage and Deed of Trust, dated as of May 1, 1921 (the “CL&P Indenture”), from CL&P to Deutsche Bank Trust Company Americas, as successor trustee, as previously and hereafter amended and supplemented from time to time, (ii) in the case of Yankee, the Indenture of Mortgage and Deed of Trust, dated as of July 1, 1989, between Yankee and The Bank of New York Mellon, as successor trustee, as in effect on the date hereof and as amended and supplemented from time to time, (iii) in the case of WMECO, any first mortgage indenture entered into after the date hereof, provided (A) such indenture covers substantially the same collateral as under the Old WMECO Indenture, (B) such indenture is substantially similar in form and substance to the CL&P Indenture and (C) such indenture and the lien created thereby are approved by the Massachusetts Department of Public Utilities, and (iv) in the case of PSNH, the First Mortgage Indenture, dated as of August 15, 1978, between PSNH and U.S. Bank, National Association, as successor trustee, as previously and hereafter amended and supplemented from time to time.

“Fiscal Quarter” means a period of three calendar months ending on the last day of March, June, September or December, as the case may be.

“Fiscal Year” means a period of twelve calendar months ending on the last day of December.

“Fronting Bank” means Barclays, Citibank, JPMorgan Chase and Union Bank, each in its capacity as issuer of Letters of Credit, and any other Lender having a long-term credit rating acceptable to the Borrower that delivers an instrument in form and substance satisfactory to the Borrower and the Administrative Agent whereby such other Lender agrees to issue Letters of Credit and otherwise act as “Fronting Bank” hereunder.

“Fronting Commitment” means, with respect to (i) Barclays, as Fronting Bank, $125,000,000, (ii) Citibank, as Fronting Bank, $125,000,000, (iii) JPMorgan Chase, as Fronting Bank, $125,000,000, (iv) Union Bank, as Fronting Bank, $125,000,000, and (v) any other Fronting Bank, such amount as may be agreed upon between such Fronting Bank and the Borrower, in each case, as such amount may be modified from time to time pursuant to agreement between the Borrower and the applicable Fronting Bank (with notice thereof to the Administrative Agent).

“Governmental Approval” means any authorization, consent, approval, license, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body (including, without limitation, the Securities and Exchange Commission, the FERC, the Nuclear Regulatory Commission, the Connecticut Department of Public Utility Control, the New Hampshire Public Utilities Commission and the Massachusetts Department of Public Utilities) required in connection with either (i) the execution, delivery or performance of any Loan Document, or (ii) the nature of the Borrower’s or any Subsidiary’s business as conducted or the nature of the property owned or leased by it.

“Hazardous Substance” means any waste, substance or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau or instrumentality of the United States of America or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

“Increasing Lender” has the meaning assigned to that term in Section 2.04(b)

“Indemnified Person” has the meaning assigned to that term in Section 10.04(b).

“Information Memorandum” means the Confidential Information Memorandum, dated August 2010, regarding the credit facility to be provided to the Borrower hereunder, as distributed to the Administrative Agent and the Lenders, including, without limitation, all schedules and attachments thereto.

“Interest Period” has the meaning assigned to that term in Section 3.05(a).

“JPMorgan Chase” has the meaning assigned to that term in the caption to this Agreement.

“L/C Commitment Amount” equals $500,000,000, as the same may be reduced or increased from time to time pursuant to Section 2.04.

“LC Commitment” means, for each Lender, the obligation of such Lender to participate in the LC Outstandings.  “LC Commitments” shall refer to the aggregate of the Lenders’ LC Commitments hereunder.

“LC Outstandings” means, on any date of determination, the sum of (i) the undrawn stated amounts of all Letters of Credit that are outstanding on such date plus (ii) the aggregate principal amount of all unpaid Reimbursement Obligations of the Borrower on such date (excluding Reimbursement Obligations that have been repaid with the proceeds of any Advance).

“Lenders” means the financial institutions listed on the signature pages hereof, and each assignee that shall become a party hereto pursuant to Section 10.07.

“Letter of Credit” has the meaning set forth in Section 2.02(a).

“Letter of Credit Request” has the meaning set forth in Section 2.02(c).

“Lien” means, with respect to any asset or property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or property.  For the purposes of this Agreement, a Person or any of its Subsidiaries shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan Documents” means this Agreement and the Notes.

“Majority Lenders” means on any date of determination, Lenders who, collectively, on such date (i) have Percentages in the aggregate in excess of 50% and (ii) if the Commitments have been terminated, hold in excess of 50% of the then aggregate Outstanding Credits of the Lenders.  Determination of those Lenders satisfying the criteria specified above for action by the Majority Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“non-Defaulting Lender” means, at the time of determination, a Lender that is not a Defaulting Lender.

“non-Performing Lender” has the meaning assigned to that term in Section 3.03(b).

“Note” means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit 1.01A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender to the Borrower, as such may be amended, supplemented or otherwise modified from time to time.

“Notice of Borrowing” has the meaning assigned to that term in Section 3.01.

“NU” has the meaning assigned to that term in the caption to this Agreement.

“NU System Money Pool” means the money pool of NU and certain of its Subsidiaries, the terms of which are filed with the FERC, as amended from time to time.

“NUSCO” means Northeast Utilities Service Company, a Connecticut corporation.

“Old WMECO Indenture” means the First Mortgage Indenture and Deed of Trust dated as of August 1, 1954, from WMECO to State Street Bank and Trust Company, as successor trustee, as amended and supplemented.

“One-Month LIBOR Rate” has the meaning assigned to that term in the definition of “Base Rate”.

“Other Taxes” has the meaning assigned to that term in Section 4.05(b).

“Outstanding Credits” mean, on any date of determination, an amount equal to (i) the aggregate principal amount of all Advances outstanding on such date plus (ii) the aggregate LC Outstandings on such date.  The “Outstanding Credits” of a Lender on any date of determination shall be an amount equal to the outstanding Advances made by such Lender plus the amount of such Lender’s participatory interest in the LC Outstandings.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

 “Parent Support Obligation” means, without duplication, any obligation of the Borrower under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iii) and (v) of the definition of “Debt”, including any reimbursement obligation in respect of a letter of credit, any recourse obligation in respect of a surety or similar bond or other, similar obligation of the Borrower other than a construction completion or similar performance guaranty as permitted hereunder issued on behalf of Select Energy Services, Inc.  The amount of each Parent Support Obligation shall be computed in good faith in accordance with the Borrower’s then applicable mark-to-market and other risk management methods.

“Participant” has the meaning assigned to that term in Section 10.07(d).

“Payment Date” means the date on which payment of a Drawing is made by a Fronting Bank.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

“Percentage” means, in respect of any Lender on any date of determination, the percentage obtained by dividing such Lender’s Commitment on such day by the total of the Commitments on such day, and multiplying the quotient so obtained by 100%.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Principal Subsidiary” shall mean, during any fiscal quarter, CL&P, WMECO, PSNH, Yankee and any other Subsidiary, whether owned directly or indirectly by the Borrower, which, with respect to the Borrower and its Subsidiaries taken as a whole, represents at least ten percent (10%) of the Borrower’s consolidated assets (calculated as an average of such consolidated assets over the preceding four fiscal quarters) and ten percent (10%) of the Borrower’s consolidated net income (or loss) (calculated as a sum of such net income (or loss) over the preceding four fiscal quarters).

“PSNH” means Public Service Company of New Hampshire, a corporation duly organized under the laws of the State of New Hampshire.

“Recipient” has the meaning assigned to that term in Section 10.08.

“Reference Banks” means Union Bank, Barclays, Citibank and JPMorgan Chase and any other bank or financial institution designated by the Borrower and the Administrative Agent with the approval of the Majority Lenders to act as a Reference Bank hereunder.

“Reference Ratings” means the ratings assigned by S&P and Moody’s to the senior, unsecured, non-credit enhanced long-term Debt of the Borrower.

“Register” has the meaning assigned to that term in Section 10.07(c).

“Regulatory Asset” means, with respect to CL&P, PSNH, WMECO or Yankee, an intangible asset established by statute, regulation or regulatory order or similar action of a utility regulatory agency having jurisdiction over CL&P, PSNH, WMECO or Yankee, as the case may be, and included in the rate base of CL&P, PSNH, WMECO or Yankee, as the case may be, with the intention that such asset be amortized by rates over time.

“Reimbursement Obligation” means the absolute and unconditional obligation of the Borrower to reimburse a Fronting Bank for any Drawing pursuant to Section 2.02(f) or (g).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

 “S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Stated Amount” means the maximum amount available to be drawn by a Beneficiary under a Letter of Credit.

“Stated Termination Date” means (i) September 24, 2013, or (ii) (A) with respect to any Extending Lender, such later date to which the Stated Termination Date shall be extended in accordance with Section 2.05, (B) with respect to any Declining Lender, the date of the termination of such Declining Lender’s Commitment pursuant to Section 2.05(b) and (C) with respect to any Fronting Bank, such later date (if any) to which such Fronting Bank shall have consented pursuant to Section 2.05.

“Stranded Cost Recovery Obligations” means, with respect to any Person, such Person’s obligations to make principal, interest or other payments to the issuer of stranded cost recovery bonds pursuant to a loan agreement or similar arrangement whereby the issuer has loaned the proceeds of such bonds to such Person.

“Subsidiary” shall mean, with respect to any Person, any corporation, association or other business entity of which securities or other ownership interests representing 50% or more of the ordinary voting  power are, at  the time  as  of  which  any  determination  is  being  made, owned or controlled by such Person or one or more Subsidiaries of such Person (whether direct or indirect) or by such Person and one or more such Subsidiaries of such Person.

“Termination Date” with respect to any Lender or Fronting Bank means the earliest to occur of (i) the Stated Termination Date of such Lender or Fronting Bank, as applicable, (ii) the date of termination or reduction in whole of the Commitments pursuant to Section 2.04 or 8.02 and (iii) the date of acceleration of all amounts payable hereunder pursuant to Section 8.02.

“Total Capitalization” means, at any date, the sum of (i) Consolidated Debt of the Borrower and its Subsidiaries, (ii) the aggregate of the par value of, or stated capital represented by, the outstanding shares of all classes of common and preferred shares of the Borrower and its Subsidiaries and (iii) the consolidated surplus of the Borrower and its Subsidiaries, paid-in, earned and other capital, if any, in each case as determined on a consolidated basis in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Borrower’s Financial Statements.

“Total Commitment” means $500,000,000, or such other amount from time to time as shall equal the sum of the Commitments.

“Type” has the meaning assigned to such term (i) in the definition of “Advance” when used in such context and (ii) in the definition of “Borrowing” when used in such context.

“Union Bank” has the meaning assigned to that term in the caption to this Agreement.

“Unmatured Default” means the occurrence and continuance of an event that, with the giving of notice or lapse of time or both, would constitute an Event of Default.

“WMECO” means Western Massachusetts Electric Company, a corporation organized under the laws of the Commonwealth of Massachusetts.

“Yankee” means Yankee Gas Services Company, a corporation duly organized under the laws of the State of Connecticut.

SECTION  1.02.

Computation of Time Periods.

  In the computation of periods of time under this Agreement, any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month.  In the case of a period of time “from” a specified date “to” or “until” a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION  1.03.

Accounting Terms; Financial Statements.

  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles applied on a basis consistent with the application employed in the preparation of the Financial Statements.  All references contained herein to the Borrower’s or a Principal Subsidiary’s Annual Report on Form 10-K in respect of a Fiscal Year or Quarterly Report on Form 10-Q in respect of a Fiscal Quarter shall be deemed to include any exhibits and schedules thereto, including without limitation in the case of any Annual Report on Form 10-K, any “Annual Report” of the Borrower or such Principal Subsidiary referred to therein.

SECTION  1.04.

Computations of Outstandings.

  Whenever reference is made in this Agreement to the principal amount of Outstanding Credits under this Agreement on any date, such reference shall refer to the aggregate principal amount of all Outstanding Credits on such date after giving effect to (i) all Extensions of Credit to be made on such date and the application of the proceeds thereof and (ii) any repayment or prepayment of Advances, and any payment of Reimbursement Obligations, on such date by the Borrower.

ARTICLE II
COMMITMENTS

SECTION  2.01.

The Commitments.

(a)

Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date, in an aggregate amount not to exceed on any day such Lender’s Available Commitment.  Within the limits of such Lender’s Available Commitment, the Borrower may request Advances hereunder, repay or prepay Advances and utilize the resulting increase in the Available Commitments for further Advances in accordance with the terms hereof.

(b)

In no event shall the Borrower be entitled to request or receive any Advance under subsection (a) that would cause the aggregate principal amount advanced pursuant thereto to exceed the Available Commitments.  In no event shall the Borrower be entitled to request or receive any Advance that would cause the total principal amount of all Outstanding Credits to exceed the Total Commitment.

SECTION  2.02.

Letters of Credit.

(a)

Agreement of Fronting Banks.  Subject to the terms and conditions of this Agreement, each Fronting Bank agrees to issue and amend (including, without limitation, to extend or renew) for the account of the Borrower or any Subsidiary thereof (each such Person, an “Account Party”) one or more standby letters of credit (individually, a “Letter of Credit” and, collectively, the “Letters of Credit”) from and including the Closing Date to the Termination Date with respect to such Fronting Bank, up to a maximum aggregate Stated Amount at any one time outstanding equal to the L/C Commitment Amount minus Reimbursement Obligations outstanding at such time (but in no event to exceed such Fronting Bank’s Fronting Commitment), each having an Expiration Date no later than 365 days after the Date of Issuance, date of extension or renewal, as the case may be, of such Letter of Credit; provided, however, that no Fronting Bank will issue or amend a Letter of Credit if, immediately following such issuance or amendment, (i) the Stated Amount of such Letter of Credit would (A) exceed the Available Commitments or (B) when aggregated with (1) the Stated Amounts of all other outstanding Letters of Credit and (2) the outstanding Reimbursement Obligations, exceed the L/C Commitment Amount, or (ii) the total principal amount  of  all  Outstanding  Credits  would  exceed the Total Commitment.    The Expiration Date of any Letter  of  Credit may  not be  specified to be  later than  the Stated Termination  Date with  respect   to any  Lender  unless  (x) the Stated Amount of   such  Letter  of  Credit, by  the  terms  of  such  Letter  of  Credit, shall  not be reinstated following any Drawing thereunder (whether automatically or upon reimbursement of such Drawing)  and

(y) the Borrower shall, no later than the fifth day prior to such Stated Termination Date, deposit and thereafter maintain in the Cash Collateral Account cash collateral in accordance with Section 2.06 in an amount equal to such Lender’s Percentage of the LC Outstandings as of such Lender’s Stated Termination Date in respect of such Letter of Credit.   Upon the payment in full of all amounts due hereunder in respect of the LC Outstandings and related Advances collateralized pursuant to this Section 2.02(a) and the expiration or termination of such collateralized Letters of Credit, and if no Unmatured Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall pay to the Borrower amounts remaining in the Cash Collateral Account with respect to such Letters of Credit.

(b)

Forms.  Each Letter of Credit shall be in a form customarily used by the applicable Fronting Bank or in such other form as has been approved by such Fronting Bank.  At the time of issuance or amendment, subject to the terms and conditions of this Agreement, the amount and the terms and conditions of each Letter of Credit shall be subject to approval by the applicable Fronting Bank and the Borrower.

(c)

Notice of Issuance; Application.  The Borrower shall give the applicable Fronting Bank and the Administrative Agent written notice (or telephonic notice confirmed in writing) at least three Business Days prior to the requested Date of Issuance of a Letter of Credit, such notice to be in substantially the form of Exhibit 2.02 hereto (a “Letter of Credit Request”).  The Borrower shall also execute and deliver such customary letter of credit application forms as requested from time to time by such Fronting Bank.  Such application forms shall indicate the identity of the Account Party and that the Borrower is the “Applicant” or shall otherwise indicate that the Borrower is the obligor in respect of any Letter of Credit to be issued thereunder.  If the terms or conditions of the application forms conflict with any provision of this Agreement, the terms of this Agreement shall govern.  Without limiting the foregoing and subject to the satisfaction of the conditions precedent in Section 5.02, each letter of credit outstanding under the Existing Credit Agreement immediately prior to the Closing Date (each, an “Existing Letter of Credit”) shall be deemed to be a Letter of Credit issued hereunder on the Closing Date.

(d)

Issuance.  Provided the Borrower has given the notice prescribed by Section 2.02(c) and subject to the other terms and conditions of this Agreement, including the satisfaction of the applicable conditions precedent set forth in Article V, the applicable Fronting Bank shall issue the requested Letter of Credit on the requested Date of Issuance as set forth in the applicable Letter of Credit Request for the benefit of the stipulated Beneficiary and shall deliver the original of such Letter of Credit to the Beneficiary at the address specified in the notice.  At the request of the Borrower, such Fronting Bank shall deliver a copy of each Letter of Credit to the Borrower within a reasonable time after the Date of Issuance thereof.  Upon the request of the Borrower, such Fronting Bank shall deliver to the Borrower a copy of any Letter of Credit proposed to be issued hereunder prior to the issuance thereof.  The Administrative Agent shall promptly notify each Lender of its pro rata share of each issued Letter of Credit and the Expiration Date thereof.

(e)

Notice of Drawing.  Each Fronting Bank shall promptly notify the Borrower by telephone, facsimile or other telecommunication of any Drawing under a Letter of Credit issued by such Fronting Bank.

(f)

Payments.  The Borrower hereby agrees to pay to each Fronting Bank, in the manner provided in subsection (g) below:

(i)

on each Payment Date, an amount equal to the amount paid by such Fronting Bank under any Letter of Credit issued by such Fronting Bank; and

(ii)

if any Drawing shall be reimbursed to such Fronting Bank after 12:00 noon (New York time) on any Payment Date, interest on any and all amounts required to be paid pursuant to clause (i) of this subsection (f) from and after the due date thereof until payment in full, payable on demand, at an annual rate of interest equal to 2.00% above the rate of interest applicable to Base Rate Advances as in effect from time to time.

(g)

Method of Reimbursement.  The Borrower shall reimburse each Fronting Bank for each Drawing under any Letter of Credit issued by such Fronting Bank pursuant to subsection (f) above in the following manner:

(i)

the Borrower shall immediately reimburse such Fronting Bank in the manner described in Section 4.01 to the extent that funds are not available to repay the applicable Reimbursement Obligation pursuant to Section 2.06(e); or

(ii)

if (A) the Borrower has not reimbursed such Fronting Bank pursuant to clause (i) above, (B) the applicable conditions to the making of an Advance set forth in Articles II, III and V have been fulfilled, and (C) the Available Commitments in effect at such time exceed the amount of the Drawing to be reimbursed, the Borrower may reimburse such Fronting Bank for such Drawing with the proceeds of a Base Rate Advance or, if the conditions specified in clauses (A), (B) and (C) above have been satisfied and a Notice of Borrowing requesting a Eurodollar Rate Advance has been given in accordance with Section 3.01 three Business Days prior to the relevant Payment Date, with the proceeds of a Eurodollar Rate Advance.

(h)

Transfer of Letters of Credit.  If, at any time following payment to the Lenders of any amounts owing or to become owing in respect thereof, the Borrower’s reimbursement and other obligations under or in respect of any Letter of Credit shall be transferred to another credit facility in a manner satisfactory to each Fronting Bank in its sole and absolute discretion with the result that such Letter of Credit is deemed issued under such other credit facility, such Letter of Credit shall no longer be deemed to be a “Letter of Credit” for purposes of, and shall no longer be deemed to be outstanding under, this Agreement.

(i)

Nature of Fronting Bank’s Duties.  In determining whether to honor any Drawing under any Letter of Credit, the applicable Fronting Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.  The Borrower otherwise assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by each Fronting Bank by, the respective Beneficiaries of the Letters of Credit.  In furtherance and not in limitation of the foregoing, but consistent with applicable law, no Fronting Bank shall be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of any drawing honored under a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile or otherwise, whether or not they be in cipher; (iv) for errors in interpretation of technical terms; (v) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or the proceeds thereof; (vi) for the misapplication by the Beneficiary of any Letter of Credit or of the proceeds of any drawing honored under such Letter of Credit; and (vii) for any consequences arising from causes beyond the control of such Fronting Bank.  None of the above shall affect, impair or prevent the vesting of any of the Fronting Banks’ rights or powers hereunder.  Not in limitation of the foregoing, any action taken or omitted to be taken by any Fronting Bank under or in connection with any Letter of Credit, whether in determining to honor any Drawing under any Letter of Credit or otherwise, shall not create against such Fronting Bank any liability to the Borrower or any Lender, except for actions or omissions resulting from the gross negligence or willful misconduct of such Fronting Bank or any of its agents or representatives.

(j)

Obligations of Borrower Absolute.  The obligation of the Borrower to reimburse each Fronting Bank for Drawings honored under the Letters of Credit issued by it shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

(i)

any lack of validity or enforceability of any Letter of Credit;

(ii)

the existence of any claim, set-off, defense or other right that the Borrower, any Account Party or any Affiliate of the Borrower or any Account Party may have at any time against a Beneficiary or any transferee of any Letter of Credit (or any Persons or entities for which any such Beneficiary or transferee may be acting), any Fronting Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

(iii)

any draft, demand, certificate or any other documents presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)

the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(v)

any non-application or misapplication by the Beneficiary of the proceeds of any Drawing under a Letter of Credit; or

(vi)

the fact that an Unmatured Default or Event of Default shall have occurred and be continuing.

No payment made under this Section shall be deemed to be a waiver of any claim the Borrower may have against any Fronting Bank or any other Person.

(k)

Participations by Lenders.

(i)

By the issuance of a Letter of Credit and without any further action on the part of any Fronting Bank or any Lender in respect thereof, such Fronting Bank shall hereby be deemed to have granted to each Lender, and each Lender shall hereby be deemed to have acquired from such Fronting Bank, an undivided interest and participation in such Letter of Credit (including any letter of credit issued by such Fronting Bank in substitution or exchange for such Letter of Credit pursuant to the terms thereof) equal to such Lender’s Percentage of the Stated Amount of such Letter of Credit, effective upon the issuance of such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to each Fronting Bank, in accordance with this subsection (k), such Lender’s Percentage of each payment made by such Fronting Bank in respect of an unreimbursed Drawing under a Letter of Credit.  Such Fronting Bank shall notify the Administrative Agent of the amount of such unreimbursed Drawing honored by it not later than (x) 12:00 noon (New York time) on the date of payment of a draft under a Letter of Credit, if such payment is made at or prior to 11:00 a.m. (New York time) on such day, and (y) the close of business (New York time) on the date of payment of a draft under a Letter of Credit, if such payment is made after 11:00 a.m. (New York time) on such day, and the Administrative Agent shall notify each Lender of the date and amount of such unreimbursed Drawing under such Letter of Credit honored by such Fronting Bank and the amount of such Lender’s Percentage therein no later than (1) 1:00 p.m. (New York time) on such day, if such payment is made at or prior to 11:00 a.m. (New York time) on such day, and (2) 11:00 a.m. (New York time) on the next following Business Day, if such payment is made after 11:00 a.m. (New York time) on such day.  Not later than 2:00 p.m. (New York time) on the date of receipt of a notice of an unreimbursed Drawing by a Lender, such Lender agrees to pay to such Fronting Bank an amount equal to the product of (A) such Lender’s Percentage and (B) the amount of the payment made by such Fronting Bank in respect of such unreimbursed Drawing.

(ii)

If payment of the amount due pursuant to the preceding sentence from a Lender is received by such Fronting Bank after the close of business on the date it is due, such Lender agrees to pay to such Fronting Bank, in addition to (and along with) its payment of the amount due pursuant to the preceding sentence, interest on such amount at a rate per annum equal to (a) for the period from and including the date such payment is due to but excluding the second succeeding Business Day, the Federal Funds Rate, and (b) for the period from and including the second Business Day succeeding the date such payment is due to but excluding the date on which such amount is paid in full, the Federal Funds Rate plus 2.00%.

(l)

Obligations of Lenders Absolute.  Each Lender acknowledges and agrees that (i) its obligation to acquire a participation in each Fronting Bank’s liability in respect of the Letters of Credit and (ii) its obligation to make the payments specified herein, and the right of each Fronting Bank to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstances whatsoever, including, without limitation, (A) the occurrence and continuance of any Event of Default or any Unmatured Default; (B) any other breach or default by the Borrower, the Administrative Agent or any Lender hereunder; (C) any lack of validity or enforceability of any Letter of Credit or this Agreement; (D) the existence of any claim, setoff, defense or other right that the Lender may have at any time against the Borrower, any other Account Party, any Beneficiary, any Fronting Bank or any other Lender; (E) the existence of any claim, setoff, defense or other right that the

Borrower may have at any time against any Beneficiary, any Fronting Bank, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement or any other documents contemplated hereby or any unrelated transactions; (F) any amendment or waiver of, or consent to any departure from, all or any of the Letters of Credit or this Agreement; (G) any statement or any document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (H) payment by such Fronting Bank under any Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit, so long as such payment is not the consequence of such Fronting Bank’s gross negligence or willful misconduct in determining whether documents presented under a Letter of Credit comply with the terms thereof; (I) the occurrence of the Termination Date; or (J) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.  Nothing herein shall prevent the assertion by any Lender of a claim by separate suit or compulsory counterclaim, nor shall any payment made by a Lender under Section 2.02 be deemed to be a waiver of any claim that a Lender may have against any Fronting Bank or any other Person.

(m)

Proceeds of Reimbursements.

(i)

Upon receipt by any Fronting Bank of a payment from the Borrower pursuant to subsection (f) above, such Fronting Bank shall promptly transfer to each Lender such Lender’s pro rata share (determined in accordance with such Lender’s Percentage) of such payment based on such Lender’s pro rata share (determined as aforesaid) of amounts previously paid pursuant to subsection (k) above, and not previously transferred pursuant to this subsection (m) by such Fronting Bank.

(ii)

All payments due to the Lenders from any Fronting Bank pursuant to this subsection (m) shall be made to the Lenders if, as, and, to the extent possible, when such Fronting Bank receives payments in respect of Drawings under the Letters of Credit  pursuant to subsection (f) above, and in the same funds in which such amounts are received; provided that if any Lender to which such Fronting Bank is required to transfer any such payment (or any portion thereof) pursuant to this subsection (m) does not receive such payment (or portion thereof) prior to (A) the close of business on the Business Day on which such Fronting Bank received such payment from the Borrower, if such Fronting Bank received such payment prior to 1:00 p.m. (New York time) on such day, or (B) 1:00 p.m. (New York time) on the Business Day next succeeding the Business Day on which such Fronting Bank received such payment from the Borrower, if such Fronting Bank received such payment after 1:00 p.m. (New York time) on such day, such Fronting Bank agrees to pay to such Lender, along with its payment of the portion of such payment due to such Lender, interest on such amount at a rate per annum equal to (1) for the period from and including the Business Day when such payment was required to be made to the Lenders to but excluding the second succeeding Business Day, the Federal Funds Rate and (C) for the period from and including the second Business Day succeeding the Business Day when such payment was required to be made to the Lenders to but excluding the date on which such amount is paid in full, the Federal Funds Rate plus 2.00%.  The provisions of this subsection (m) shall not affect or impair any of the obligations under this Agreement of any Lender to any Fronting Bank, all of which shall remain unaffected by any default in payment by the Fronting Bank to such Lender.

(iii)

If, in connection with any case or other proceeding seeking liquidation, reorganization or other relief with respect to the Borrower or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or if for any other reason whatsoever, any Fronting Bank shall be required to return to the Borrower or to a trustee, receiver, liquidator, custodian or other similar official all or any portion of any payments to the Lenders pursuant to this subsection (m) or interest thereon (a “Returned Payment”), each Lender shall, upon demand of such Fronting Bank, forthwith return to such Fronting Bank any amounts transferred to such Lender by such Fronting Bank in respect thereof pursuant to this subsection (m) plus such Lender’s pro rata share (determined in accordance with such Lender’s Percentage) of interest (if any) that such Fronting Bank is required to pay to such trustee, receiver, liquidator, custodian or other similar official with respect to any Returned Payment.

(n)

Concerning the Fronting Banks.

(i)

Each Fronting Bank will exercise and give the same care and attention to the Letters of Credit issued by it as it gives to its other letters of credit and similar obligations, and each Lender agrees that each Fronting Bank’s sole liability to each Lender shall be (A) to distribute promptly, as and when received by such Fronting Bank, and in accordance with the provisions of subsection (m) above, such Lender’s pro rata share (determined in accordance with such Lender’s Percentage) of any payments to such Fronting Bank by the Borrower pursuant to subsection (g) above in respect of Drawings under the Letters of Credit issued by such Fronting Bank, (B) to exercise or refrain from exercising any right or to take or to refrain from taking any action under this Agreement or any Letter of Credit as may be directed in writing by the Majority Lenders (or, when expressly required by the terms of this Agreement, all of the Lenders) or the Administrative Agent acting at the direction and on behalf of the Majority Lenders (or, when expressly required by the terms of this Agreement, all of the Lenders), except to the extent required by the terms hereof or thereof or by applicable law, and (C) as otherwise expressly set forth in this Section.  No Fronting Bank shall be liable for any action taken or omitted at the request or with approval of the Majority Lenders (or, when expressly required by the terms of this Agreement, all of the Lenders) or of the Administrative Agent acting on behalf of the Majority Lenders (or, when expressly required by the terms of this Agreement, all of the Lenders) or for the nonperformance of the obligations of any other party under this Agreement, any Letter of Credit or any other document contemplated hereby or thereby.  Without in any way limiting any of the foregoing, each Fronting Bank may rely upon the advice of counsel concerning legal matters and upon any written communication or any telephone conversation that it believes to be genuine or to have been signed, sent or made by the proper Person and shall not be required to make any inquiry concerning the performance by the Borrower, any Beneficiary or any other Person of any of their respective obligations and liabilities under or in respect of this Agreement, any Letter of Credit or any other documents contemplated hereby or thereby.  No Fronting Bank shall have any obligation to make any claim, or assert any Lien, upon any property held by such Fronting Bank or assert any offset thereagainst in satisfaction of all or any part of the obligations of the Borrower hereunder; provided that such Fronting Bank shall, if so directed by the Majority Lenders or the Administrative Agent acting on behalf of and with the consent of the Majority Lenders, have an obligation to make a claim, or assert a Lien, upon property held by such Fronting Bank in connection with this Agreement, or assert an offset thereagainst.

(ii)

Each Fronting Bank may accept deposits from, make loans or otherwise extend credit to, and generally engage in any kind of banking or trust business with the Borrower or any of its Affiliates, or any other Person, and receive payment on such loans or extensions of credit and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

(iii)

Each Fronting Bank makes no representation or warranty, and shall have no responsibility, with respect to: (i) the genuineness, legality, validity, binding effect or enforceability of this Agreement or any other documents contemplated hereby; (ii) the truthfulness, accuracy or performance of any of the representations, warranties or agreements contained in this Agreement or any other documents contemplated hereby; (iii) the collectibility of any amounts due under this Agreement; (iv) the financial condition of the Borrower or any other Person; or (v) any act or omission of any Beneficiary with respect to its use of any Letter of Credit or the proceeds of any Drawing under any Letter of Credit.

(o)

Indemnification of Fronting Banks by Lenders.  To the extent that any Fronting Bank is not reimbursed and indemnified by the Borrower under Section 10.04, each Lender agrees to reimburse and indemnify such Fronting Bank on demand, pro rata in accordance with such Lender’s Percentage, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against such Fronting Bank, in any way relating to or arising out of this Agreement, any Letter of Credit or any other document contemplated hereby or thereby, or any action taken or omitted by such Fronting Bank under or in connection with this Agreement, any Letter of Credit or any other document contemplated hereby or thereby; provided, however, that such Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Fronting Bank’s gross negligence or willful misconduct; and provided further, however, that such Lender shall not be liable to such Fronting Bank or any other Lender for the failure of the Borrower to reimburse such Fronting Bank for any drawing made under a Letter of Credit with respect to which such Lender has paid such Fronting Bank such Lender’s pro rata share (determined in accordance with such Lender’s Percentage), or for the Borrower’s failure to pay interest thereon.  Each Lender’s obligations under this subsection (o) shall survive the payment in full of all amounts payable by such Lender under subsection (k) above, and the termination of this Agreement and the Letters of Credit.  Nothing in this subsection (o) is intended to limit any Lender’s reimbursement obligation contained in subsection (k) above.

(p)

Representations of Lenders.  As between each Fronting Bank and the Lenders, by its execution and delivery of this Agreement each Lender hereby represents and warrants solely to such Fronting Bank that (i) it is duly organized and validly existing in good standing under the laws of the jurisdiction of its formation, and has full corporate power, authority and legal right to execute, deliver and perform its obligations to such Fronting Bank under this Agreement; and (ii) this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by applicable bank organization, moratorium, conservatorship or other laws now or hereafter in effect affecting the enforcement of creditors rights in general and the rights of creditors of banks, and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(q)

Multiple Fronting Banks.  If there shall be more than one Fronting Bank holding Outstanding Credits at any time hereunder, each such Fronting Bank shall, with respect to the Letters of Credit issued by it and the Reimbursement Obligations owing to it, be regarded hereunder as the “Fronting Bank” and shall have all the rights, interests, protections and obligations of the “Fronting Bank” hereunder with respect to such Letters of Credit and Reimbursement Obligations and all matters relating thereto.  Whenever any action may be, or is required to be, taken by any Fronting Bank hereunder, such Fronting Bank may, or shall, take such action only in respect of the Letters of Credit issued by it and the Reimbursement Obligations owing to it.  Whenever the consent of the Fronting Banks is required hereunder with respect to any proposed action, the consent of each Fronting Bank holding Outstanding Credits shall be required for such proposed action to be taken.  Any notice to be provided to the Fronting Banks shall be provided to each Fronting Bank holding Outstanding Credits, and each such Fronting Bank shall have the right to request any information, and take any other action, as any Fronting Bank is permitted to do hereunder.  If at any time no Letters of Credit and no Reimbursement Obligations are outstanding, then Barclays, Citibank, JPMorgan Chase and Union Bank, in their respective capacities as Fronting Bank, shall have the sole right and/or obligation to take any action or issue any consent that a Fronting Bank may, or is required to, take or issue hereunder.  The protections accorded the Fronting Banks hereunder shall inure to the benefit of each Fronting Bank holding Outstanding Credits from time to time hereunder, regardless of whether the same are outstanding at the time as the benefits of such protections are asserted.

SECTION  2.03.

Fees.

(a)

The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the “Facility Fee”) on the amount of such Lender’s Commitment (whether used or unused) at the Applicable Facility Fee Rate, from the date of this Agreement, in the case of each Bank, and from the effective date specified in the Assignment and Assumption pursuant to which it became a Lender, in the case of each other Lender, until the Termination Date.  The Facility Fee payable by the Borrower shall be calculated and accrued daily and shall be payable quarterly in arrears on the last day of each December, March, June and September, commencing the first such date following the date hereof, with final payment payable on the final Termination Date.

(b)

The Borrower further agrees to pay the fees specified in the Fee Letters (including the “Fronting Fee” referred to therein) that are for its account to the parties entitled thereto, together with such other fees as may be separately agreed to by the Borrower and the other parties thereto or their respective Affiliates.

(c)

The Borrower shall pay to the Administrative Agent, for the account of the Lenders, a fee in an amount equal to the then Applicable Margin for outstanding Eurodollar Rate Advances multiplied by the Stated Amount of each Letter of Credit, in each case for the number of days that such Letter of Credit is issued but undrawn, payable quarterly in arrears on the last day of each December, March, June and September, commencing the first such date following the Closing Date, with final payment payable on the final Termination Date.

SECTION  2.04.

Reduction and Increase of the Commitments.

(a)

Reduction.  The Borrower may, at any time, by providing at least three Business Days’ prior written notice to the Administrative Agent, terminate in whole or reduce in part the Total Commitment (applied on a pro rata basis in accordance with each Lender’s Percentage); provided, that any such partial reduction shall be in a minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided, further, that the Total Commitment may not be reduced to an amount that is less than the aggregate Stated Amount of outstanding Letters of Credit.  Each such notice of termination or reduction shall be irrevocable.  Subject to the foregoing, any reduction of the Commitments to an amount that is lower than the L/C Commitment Amount shall result in a reduction of the L/C Commitment Amount to the extent of such deficit.

(b)

Increase.  From time to time prior to the Termination Date, the Borrower may increase the Total Commitment by an aggregate amount of $100,000,000 (any such increase, a “Commitment Increase”), up to a maximum Total Commitment of $600,000,000, by designating either one or more of the existing Lenders (each of which, in its sole discretion, may determine whether and to what degree to offer to participate in such Commitment Increase) or one or more other banks or other financial institutions reasonably acceptable to the Administrative Agent that at the time agree, in the case of any such bank or financial institution that is an existing Lender to increase its Commitment (an “Increasing Lender”) and, in the case of any other such bank or financial institution (an “Additional Lender”), to become a party to this Agreement.  The sum of the increases in the Commitments of the Increasing Lenders pursuant to this subsection (b) plus the Commitments of the Additional Lenders upon giving effect to the Commitment Increase shall not in the aggregate exceed the amount of the Commitment Increase.  The Borrower shall provide prompt notice of any proposed Commitment Increase pursuant to this subsection (b) to the Administrative Agent, which shall promptly provide a copy of such notice to the Lenders.

(i)

Any Commitment Increase shall become effective upon (A) the receipt by the Administrative Agent of (1) an agreement in form and substance satisfactory to the Administrative Agent (x) signed by the Borrower, each Increasing Lender, each Additional Lender and, if any portion of the Commitment Increase is to be allocated to increase the L/C Commitment Amount, each applicable Fronting Bank, (y) setting forth the new Commitment of each such Lender and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof binding upon each Lender, and (z) if any portion of the Commitment Increase is to be allocated to increase the L/C Commitment Amount, setting forth the new L/C Commitment Amount, (2) certified copies of the Commitment Increase Approvals and such opinions of counsel for the Borrower with respect to the Commitment Increase as the Administrative Agent may reasonably request, and (3) a certificate (the statements contained in which shall be true) of a duly authorized officer of the Borrower stating that both before and after giving effect to such Commitment Increase (x) no Unmatured Default or Event of Default has occurred and is continuing, (y) all representations and warranties made by the Borrower in this Agreement are true and correct in all material  respects, and (z)  all Commitment Increase Approvals  have been obtained and  are in full force and effect, and (B) the funding by each Increasing Lender and Additional Lender of the Advance(s) to be made by each such Lender described in paragraph (iii) below.

(ii)

Upon the effective date of any Commitment Increase, each Increasing Lender and each Additional Lender shall provide funds to the Administrative Agent in the manner described in Section 3.03 in an amount equal to the product of (x) the aggregate principal amount of Advances outstanding hereunder, expressed as a percentage of the Total Commitment (calculated, in each case, immediately prior to such Commitment Increase) and (y) the amount of such Lender’s Commitment Increase.  The funds so provided by any Lender shall be deemed to be an Advance or Advances made by such Lender on the date of such Commitment Increase, with such Advance(s) being (A) in an amount equal to the product of (x) the aggregate outstanding principal amount of each Advance expressed as a percentage of the Total Commitment (calculated, in each case, immediately prior to such Commitment Increase) and (y) the amount of such Lender’s Commitment Increase and (B) of the same Type(s) and having the same Interest Period(s) as each Advance described in the preceding clause (A), such that after giving effect to such Commitment Increase and the Advances(s) made on the date of such Commitment Increase, each Advance outstanding hereunder shall consist of Advances made by the Lenders ratably in accordance with their pro rata shares of the Total Commitment.

(iii)

Notwithstanding any provision contained herein to the contrary, from and after the date of any Commitment Increase and the making of any Advances on such date pursuant to paragraph (iii) above, all calculations and payments of interest on the Advance comprising any Advances shall take into account the actual Commitment of each Lender and the principal amount outstanding of each Advance made by such Lender during the relevant period of time.

SECTION  2.05.

Extension of the Stated Termination Date.

(a)

Unless the Termination Date previously shall have occurred in accordance with the terms of this Agreement, at least 30 days but not more than 45 days before any Extension Date, the Borrower may, by notice to the Administrative Agent (any such notice being irrevocable), request that the Administrative Agent, the Fronting Banks and the Lenders extend the Stated Termination Date for a period of one year.  If the Borrower shall make such request, the Administrative Agent shall promptly inform the Fronting Banks and the Lenders thereof.  Each Fronting Bank and each Lender shall notify the Administrative Agent, in writing, of its agreement so to extend the Stated Termination Date at least 20 days prior to such Extension Date,  and, no later than 15 days prior to such Extension Date, the Administrative Agent shall notify the Borrower in writing if the Fronting Banks and Lenders holding sufficient Commitments (determined per the last sentence of this subsection (a)) consent to such request.  The granting of any such consent shall be in the sole and absolute discretion of each Fronting Bank and each Lender (each Lender that consents being an “Extending Lender” and each Lender that does not consent, or that does not notify the Administrative Agent of its consent to any request for extension, being a “Declining Lender”), and if the Administrative Agent shall not so notify the Borrower, such lack of notification shall be deemed to be a determination not to consent to such request.  Any extension pursuant to this Section shall be effective only if (i) the sum of the Commitments, immediately following the effectiveness of any proposed extension, of (A) Extending Lenders and (B) third party financial institutions that become Lenders by accepting Commitments from Declining Lenders would exceed 50% of the Total Commitment in effect immediately prior to the effectiveness of any proposed extension, (ii) no Unmatured Default or Event of Default has occurred and is continuing and (iii) all representations and warranties contained in Section 6.01 are true and correct on the Stated Termination Date as in effect immediately prior to the effectiveness of such proposed extension.

(b)

The Commitment of each Declining Lender automatically will terminate on the Stated Termination Date as in effect immediately prior to the effectiveness of such extension.  If there shall be any Declining Lenders, (i) Extending Lenders will have the right to increase their Commitments in an aggregate amount not to exceed the Commitments of such Declining Lenders and, (ii) if the aggregate amount of such increase in Commitments is less than the aggregate Commitments of such Declining Lenders, the Borrower will have the right to accept commitments from third party financial institutions acceptable to the Administrative Agent in an amount not greater than the amount of such shortfall.  Any such increase in Commitments or accession of third party financial institutions shall be made via an Assignment and Assumption and shall be effective on the Stated Termination Date as in effect immediately prior to the effectiveness of such extension.

(c)

The Borrower may extend the Stated Termination Date pursuant to this Section only twice.

SECTION  2.06.

Cash Collateralization of LC Outstandings.

(a)

If on any day the Borrower elects or is required to cash collateralize all or any portion of the LC Outstandings (including, without limitation, pursuant to the last sentence of Section 2.02(a), Section 4.02(c), Section 8.02 or Section 10.15), the Borrower shall deposit cash in immediately available funds in the Cash Collateral Account in an amount equal to the LC Outstandings to be so cash collateralized.  The Borrower hereby collaterally assigns, and grants to the Administrative Agent, for the benefit of the Fronting Banks and the Lenders, a security interest in all funds held in the Cash Collateral Account from time to time and proceeds thereof, as security for the payment of all amounts due and to become due from the Borrower to the Fronting Banks and the Lenders under this Agreement with respect to the LC Outstandings so collateralized and the principal amount of Advances that were used to satisfy any related Reimbursement Obligation pursuant to Section 2.02(g)(ii).  The Cash Collateral Account shall be in the name of the Borrower for the benefit of the Administrative Agent as a cash collateral account, but the Administrative Agent shall have sole dominion and control over, and sole access to, the Cash Collateral Account, all deposits and all investment property held therein.  Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds or investments held in the Cash Collateral Account.  The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Cash Collateral Account or any funds held therein other than as permitted under subsection (b) below, or (ii) create or permit to exist any Lien upon or with respect to the Cash Collateral Account or any funds held therein.  The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent in like accounts, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Cash Collateral Account.

(b)

At the direction of the Borrower, if and for so long as no Unmatured Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall invest funds on deposit in the Cash Collateral Account in certificates of deposit, other bank deposits of the Administrative Agent, or other high-quality short-term debt instruments, in each case at such rates and for such periods as the Borrower and the Administrative Agent shall agree.  The Borrower shall bear all risks and costs associated with such investments and the liquidation thereof and shall make additional deposits in the Cash Collateral Account to the extent necessary to ensure that the amounts on deposit therein at all times equal or exceed the amounts required to be deposited therein pursuant to this Agreement.  Upon the payment in full of all amounts due hereunder in respect of the LC Outstandings and related Advances collateralized pursuant to this Section 2.06 and the expiration or termination of such collateralized Letters of Credit, and if no Unmatured Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall pay to the Borrower the proceeds of any investments remaining in the Cash Collateral Account.

(c)

If at any time the Administrative Agent determines that any funds held in the Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent, the Lenders and each Fronting Bank or that the total amount of such funds is less than the LC Outstandings required to be cash collateralized on such date, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of (i) the LC Outstandings and related Advances required to be cash collateralized on such date over (ii) the total amount of funds, if any, then held in the Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit in the Cash Collateral Account, such funds shall be applied to reimburse the relevant Fronting Bank or Lender holding a participation in the Reimbursement Obligation to such Fronting Bank to the extent permitted by applicable law and in accordance with the terms of this Agreement.

(d)

The Borrower will at its own expense promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by the Borrower hereunder with respect to the Cash Collateral Account or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Cash Collateral Account.

(e)

Funds maintained in the Cash Collateral Account shall be applied as follows:

(i)

amounts maintained in the Cash Collateral Account provided pursuant to Section 10.15 to secure the Borrower’s obligations corresponding to any Defaulting Lender’s Percentage of the LC Outstandings shall be applied immediately to repay the Reimbursement Obligations in respect of such LC Outstandings;

(ii)

amounts maintained in the Cash Collateral Account provided pursuant to Section 2.02(a) with respect to any Letter of Credit with a Expiration Date beyond the Stated Termination Date of any Lender shall be applied immediately to repay Reimbursement Obligations in an amount equal to such Lender’s Percentage (determined as of such Lender’s Stated Termination Date) of such Reimbursement Obligations in respect of such Letter of Credit; and

(iii)

following the application of funds described in clauses (i) and (ii), any other funds maintained in the Cash Collateral Account shall be applied to satisfy all other payment obligations of the Borrower hereunder.

ARTICLE III
ADVANCES

SECTION  3.01.

Advances.

  More than one Borrowing may be made on the same Business Day.  Each Borrowing shall consist of Advances of the same Type and Interest Period made to the Borrower on the same Business Day by the Lenders ratably according to their respective Commitments.  Each Borrowing shall be made on notice in substantially the form of Exhibit 3.01 hereto (a “Notice of Borrowing”), delivered by the Borrower to the Administrative Agent, by hand or facsimile, not later than 11:00 a.m. (New York City time) (i) in the case of Eurodollar Rate Advances, on the third Business Day prior to the date of the proposed Borrowing and (ii) in the case of Base Rate Advances, on the day of the proposed Borrowing.  Upon receipt of a Notice of Borrowing, the Administrative Agent shall notify the Lenders thereof promptly on the day so received.  Each Notice of Borrowing shall specify therein (x) the requested (A) date of such Borrowing, (B) principal amount and Type of Advances comprising such Borrowing and (C) initial Interest Period for such Advances, (y) the aggregate amount of Outstanding Credits on such date after giving effect to such proposed Borrowing and (z) if the Borrower so chooses, a term, expressed as a number of days (which shall in no event end later than the Termination Date), beyond which such Borrowing may not be outstanding.  Each proposed Borrowing shall be subject to the satisfaction of the conditions precedent thereto as set forth in Article V.

SECTION  3.02.

Terms Relating to the Making of Advances.

(a)

Notwithstanding anything in Section 3.01 above to the contrary:

(i)

at no time shall more than twelve different Borrowings be outstanding hereunder;

(ii)

each Borrowing hereunder that is to be comprised of Base Rate Advances shall be in an aggregate principal amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, or such lesser amount as shall be equal to the total amount of the Available Commitments on such date, after giving effect to all other Borrowings to be made to, or repaid or prepaid by, the Borrower on such date; and

(iii)

each Borrowing hereunder that is to be comprised of Eurodollar Rate Advances shall be in an aggregate principal amount of not less than $5,000,000 or an increment of $1,000,000 in excess thereof.

(b)

Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

SECTION  3.03.

Making of Advances.

(a)

Each Lender shall, before 1:00 p.m. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s address referred to in Section 10.02, in same day funds, such Lender’s portion of such Borrowing.  Advances shall be made by the Lenders ratably in accordance with their several Commitments.  After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article V, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent’s aforesaid address.

(b)

Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount on such date.  If and to the extent that any such Lender (a “non-performing Lender”) shall not have so made such ratable portion available to the Administrative Agent, the non-performing Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate.  Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party hereto may have against any non-performing Lender.

(c)

The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION  3.04.

Repayment of Advances; Delivery of Notes.

(a)

The Borrower shall repay the principal amount of each Advance made to it hereunder no later than on the earlier of (i) the last day of the term (if any) specified pursuant to clause (iii) of Section 3.01 in the Notice of Borrowing related to such Advance and (ii) the Termination Date (including the Stated Termination Date with respect to each Lender).

(b)

Any Lender may request that the Extensions of Credit to be made by it be evidenced by a Note.  Promptly upon receipt of such request, the Borrower shall prepare, execute and deliver to such Lender (or, if requested by such Lender, to such Lender and its assignees) a Note.  Thereafter, the Extensions of  Credit  evidenced by such Note and interest thereon shall  at all times (including after assignment pursuant to Section 10.07) be represented by one or more Notes payable to the order of the payee named therein.

SECTION  3.05.

Interest.

(a)

Interest Periods.

(i)

The period commencing on the date of each Advance and ending on the last day of the period selected by the Borrower with respect to such Advance pursuant to the provisions of this Section is referred to herein as an “Interest Period”.  The duration of each Interest Period shall be (i) in the case of any Eurodollar Rate Advance, one, two, three or six months and (ii) in the case of any Base Rate Advance, the period of time beginning on the date of the making of, or the conversion of an outstanding Advance into, such Advance and ending on the last day of March, June, September or December next following the date on which such Advance was made; provided, however, that no Interest Period may be selected by the Borrower if such Interest Period would end after the Termination Date.

(ii)

Subject to the terms and conditions of this Agreement, the initial Interest Period for any Advance made to the Borrower shall be determined by the Borrower as set forth in its Notice of Borrowing with respect to such Advance.  The Borrower may elect to continue or convert one or more Advances of any Type and having the same Interest Period to one or more Advances of the same or any other Type and having the same or a different Interest Period on the following terms and subject to the following conditions:

(A)

Each continuation or conversion shall be made as to all Advances comprising a single Borrowing upon written notice given by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed continuation of or conversion, in the case of a continuation or conversion to a Eurodollar Rate Advance, or on the day of the proposed continuation of or conversion to a Base Rate Advance.  The Administrative Agent shall notify each Lender of the contents of such notice promptly after receipt thereof.  Each such notice shall specify therein the following information: (1) the date of such proposed continuation or conversion (which in the case of Eurodollar Rate Advances shall be the last day of the Interest Period then applicable to such Advances to be continued or converted), (2) the Type of, and Interest Period applicable to, the Advances proposed to be continued or converted, (3) the aggregate principal amount of Advances proposed to be continued or converted, and (4) the Type of Advances to which such Advances are proposed to be continued or converted and the Interest Period to be applicable thereto.

(B)

If an Unmatured Default shall have occurred and be continuing, the right of the Borrower to continue or convert Advances to Eurodollar Rate Advances shall be suspended, and all Eurodollar Rate Advances then outstanding shall be converted to Base Rate Advances on the last day of the Interest Period then in effect, if, on such day, an Unmatured Default shall be continuing.

(C)

If an Event of Default shall have occurred and be continuing, the right of the Borrower to continue or convert Advances to Eurodollar Rate Advances shall be suspended, and upon the occurrence of an Event of Default, all Eurodollar Rate Advances then outstanding shall immediately, without further act by the Borrower, be converted to Base Rate Advances.

(D)

If no notice of continuation or conversion is received by the Administrative Agent as provided in paragraph (A) above with respect to any outstanding Advances on or before the third Business Day prior to the last day of the Interest Period then in effect for such Advances, the Administrative Agent shall treat such absence of notice as a deemed notice of continuation or conversion providing for such Advances to be continued as or converted to Base Rate Advances with an Interest Period of three months commencing on the last day of such Interest Period.

(b)

Interest Rates.  The Borrower shall pay interest on the unpaid principal amount of each Advance owing by the Borrower from the date of such Advance until such principal amount shall be paid in full, at the Applicable Rate for such Advance (except as otherwise provided in this subsection (b)), payable as follows:

(i)

Eurodollar Rate Advances.  If such Advance is a Eurodollar Rate Advance, interest thereon shall be payable (A) on the last day of the Interest Period applicable thereto, (B) in the case of a Eurodollar Rate Advance with an Interest Period of more than three months’ duration, on each day that is a three-month anniversary of the date of such Advance, (C) on the date on which such Advance is repaid in full and (D) on the Termination Date; provided if an Event of Default shall have occurred and be continuing, such Advance shall bear interest at a rate per annum equal at all times to 2.0% per annum above the Applicable Rate for such Advance for such Interest Period, or, if higher, 2.0% per annum above the Applicable Rate in effect from time to time for Base Rate Advances.

(ii)

Base Rate Advances.  If such Advance is a Base Rate Advance, interest thereon shall be payable (A) quarterly on the last day of each March, June, September and December, (B) on the date such Base Rate Advance shall be paid in full and (C) on the Termination Date; provided if an Event of Default shall occur and be continuing, such Advance shall bear interest at a rate per annum equal at all times to 2.0% per annum above the Applicable Rate for such Advance for such Interest Period.

(c)

Other Amounts.  Except as otherwise provided in Section 2.02(f)(ii), any other amounts payable hereunder that are not paid when due shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances, payable on demand.

(d)

Interest Rate Determinations.  The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the Applicable Rate determined from time to time by the Administrative Agent for each Advance.  Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining the Eurodollar Rate for any Interest  Period, if  applicable.  If  any one  Reference  Bank  shall  not  furnish  such  timely information, the Administrative Agent shall determine such interest rate on the basis of the timely information furnished by the other Reference Banks.

ARTICLE IV
PAYMENTS

SECTION  4.01.

Payments and Computations.

(a)

The Borrower shall make each payment hereunder not later than 12:00 noon (New York City time) on the day when due in U.S. Dollars to the Administrative Agent or, with respect to payments made in respect of Reimbursement Obligations, the applicable Fronting Bank, at its address referred to in Section 10.02, in same day funds.  The Administrative Agent or such Fronting Bank, as the case may be, will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or other amounts payable to the Lenders, to the respective Lenders to whom the same are payable, for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement.  Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 10.07, from and after the effective date specified in such Assignment and Assumption, the Administrative Agent or such Fronting Bank, as the case may be, shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)

The Borrower hereby authorizes the Administrative Agent, each Fronting Bank and each Lender, if and to the extent payment owed to the Administrative Agent, such Fronting Bank or such Lender, as the case may be, is not made when due hereunder, to charge from time to time against any or all of the Borrower’s accounts with the Administrative Agent, such Fronting Bank or such Lender, as the case may be, any amount so due.

(c)

All computations of interest based on the Base Rate (except when determined on the basis of the Federal Funds Rate or the One-Month LIBOR Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be.  All computations of interest and other amounts payable pursuant to Section 4.03 shall be made by the Lender claiming such interest or other amount on the basis of a year of 360 days.  All other computations of interest, including computations of interest based on the Eurodollar Rate, the Base Rate (when and if determined on the basis of the Federal Funds Rate or the One-Month LIBOR Rate), and all computations of fees and other amounts payable hereunder, shall be made on the basis of a year of 360 days.  In each such case, such computation shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or other amounts are payable.  Each such determination by the Administrative Agent, any Fronting Bank or a Lender shall be conclusive and binding for all purposes, absent manifest error.

(d)

Whenever any payment under any Loan Document shall be stated to be due, or the last day of an Interest Period hereunder shall be stated to occur, on a day other than a Business Day, such payment shall be made, and the last day of such Interest Period shall occur, on the next succeeding Business  Day, and such extension of  time shall  in such case be included in the computation of payment of interest and fees hereunder; provided, however, that if such extension would cause payment of interest on, or principal of, Eurodollar Rate Advances to be made, or the last day of an Interest Period for a Eurodollar Rate Advance to occur, in the next following calendar month, such payment shall be made on the next preceding Business Day and such reduction of time shall in such case be included in the computation of payment of interest hereunder.

(e)

Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

SECTION  4.02.

Prepayments.

(a)

The Borrower shall not have any right to prepay any Advances except in accordance with subsections (b) and (c) below.

(b)

The Borrower may, (i) in the case of Eurodollar Rate Advances, upon at least three Business Day’s written notice to the Administrative Agent (such notice being irrevocable) and (ii) in the case of Base Rate Advances, upon notice not later than 11:00 a.m. on the date of the proposed prepayment to the Administrative Agent (such notice being irrevocable), stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay Advances comprising part of the same Borrowing, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and any amounts owing in connection therewith pursuant to Section 4.03(d); provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

(c)

If at any time the aggregate principal amount of Outstanding Credits shall exceed the Total Commitment, the Borrower shall forthwith prepay so much of the outstanding Advances, and/or pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral in the Cash Collateral Account) equal to so much of the amount available for drawing under the Letters of Credit outstanding at such time as shall result in the amount of Outstanding Credits minus the amount Stated Amount of the Letters of Credit so collateralized by funds being held in the Cash Collateral Account being less than or equal to the Total Commitment at such time.  All prepayments pursuant to this subsection (c) shall be effected from outstanding Advances comprising part of the same Borrowing or Borrowings and shall be accompanied by payment of accrued interest to the date of such prepayment on the principal amount prepaid and any amounts owing in connection therewith pursuant to Section 4.03(d).

SECTION  4.03.

Yield Protection.

(a)

Change in Circumstances.  Notwithstanding any other provision herein, if after the date hereof, the adoption of or any change in applicable law or regulation or in the interpretation or administration thereof (including, without limitation, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010) by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall (i) change the basis of taxation of payments to any Fronting Bank or any Lender of the principal of or interest on any Eurodollar Rate Advance made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Fronting Bank or such Lender, or its Applicable Lending Office, by the jurisdiction in which such Fronting Bank or such Lender has its principal office or in which such Applicable Lending Office is located or by any political subdivision or taxing authority therein), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit (or participatory interests therein) issued by, commitments or assets of, deposits with or for the account of, or credit extended by, such Fronting Bank or such Lender, or (iii) shall impose on such Fronting Bank or such Lender any other condition affecting this Agreement, the Letters of Credit or participatory interests therein or Eurodollar Rate Advances, and the result of any of the foregoing shall be (A) to increase the cost to such Fronting Bank or such Lender of issuing, maintaining or participating in this Agreement or the Letter of Credit or of agreeing to make, making or maintaining any Advance or (B) to reduce the amount of any sum received or receivable by such Fronting Bank or such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Fronting Bank or such Lender, upon demand, such additional amount or amounts as will compensate such Fronting Bank or such Lender for such additional costs incurred or reduction suffered.

(b)

Capital.  If any Fronting Bank or any Lender shall have determined that any change after the date hereof in any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled “International Convergence of Capital Measurement and Capital Standards”, or the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy (including, without limitation, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010), or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Fronting Bank or any Lender (or any Applicable Lending Office of such Lender), or any holding company of any such entity, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect (i) of reducing the rate of return on such entity’s capital or on the capital of such entity’s holding company, if any, as a consequence of this Agreement, the Letters of Credit or such entity’s participatory interest therein, any Commitment or LC Commitment hereunder or the portion of the Advances made by such entity pursuant hereto to a level below that which such entity or such entity’s holding company could have achieved, but for such applicability, adoption, change or compliance (taking into consideration such entity’s policies and the policies of such entity’s holding company with respect to capital adequacy), or (ii) of increasing or otherwise determining the amount of capital required or expected to be maintained by such entity or such entity’s holding company based upon the existence of this Agreement, the Letters of Credit or such entity’s participatory interest therein, any Commitment or LC Commitment hereunder, the portion of the Advances made by such entity pursuant hereto and other similar such credits, participations, commitments, agreements or assets, then from time to time the Borrower shall pay to such Fronting Bank or such Lender, upon demand, such additional amount or amounts as will compensate such entity or such entity’s holding company for any such reduction or allocable capital cost suffered.

(c)

Eurodollar Reserves.  The Borrower shall pay to each Lender upon demand, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender to the Borrower, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period.  Such additional interest shall be determined by such Lender and notified to the Borrower and the Administrative Agent.

(d)

Breakage Indemnity.  The Borrower shall indemnify each Lender against any loss, cost or reasonable expense that such Lender may sustain or incur as a consequence of (i) any failure by the Borrower to fulfill on the date of any Borrowing or conversion of Advances hereunder the applicable conditions precedent set forth in Articles III and V, (ii) any failure by the Borrower to borrow any, or convert any outstanding Advance into a, Eurodollar Rate Advance hereunder after a Notice of Borrowing has been delivered pursuant to Section 3.01 or after delivery of a notice of conversion pursuant to Section 3.05(a)(ii), (iii) any payment, prepayment or conversion of a Eurodollar Rate Advance required or permitted by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (iv) any default by the Borrower in payment or prepayment of the principal amount of any Eurodollar Rate Advance or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise) or (v) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Advance or any part thereof as a Eurodollar Rate Advance.  Such loss, cost or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (A) its cost of obtaining the funds for the Eurodollar Rate Advance being paid, prepaid, converted or not borrowed for the period from the date of such payment, prepayment, conversion or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance that would have commenced on the date of such failure) over (B) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed for such period or Interest Period, as the case may be.  For purposes of this subsection (d), it shall be presumed that in the case of any Eurodollar Rate Advance, each Lender shall have funded each such Advance with a fixed-rate instrument bearing the rates and maturities designated in the determination of the Applicable Rate for such Advance.

(e)

Notices.  A certificate of any Fronting Bank or any Lender setting forth such entity’s claim for compensation hereunder and the amount necessary to compensate such entity or its holding company pursuant to subsections (a) through (d) above shall be submitted to the Borrower and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error.  The Borrower shall pay such Fronting Bank or such Lender directly the amount shown as due on any such certificate within 10 days after its receipt of the same.  The failure of any entity to provide such notice or to make demand for payment under this Section shall not constitute a waiver of such entity’s rights hereunder; provided that such entity shall not be entitled to demand payment pursuant to subsections (a) through (d) above in respect of any loss, cost, expense, reduction or reserve, if such demand is made more than one year following the later of such entity’s incurrence or sufferance thereof or such entity’s actual knowledge of the event giving rise to such entity’s rights pursuant to such subsections.  Each Fronting Bank and each Lender shall use reasonable efforts to ensure the accuracy and validity of any claim made by it hereunder, but the foregoing shall not obligate any such entity to assert any possible invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed.

(f)

Change in Legality.  Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation or administration thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Rate Advance or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Rate Advance, then, by written notice to the Borrower and the Administrative Agent, such Lender may:

(i)

declare that Eurodollar Rate Advances will not thereafter be made by such Lender hereunder, whereupon the right of the Borrower to select Eurodollar Rate Advances for any Borrowing or conversion shall be forthwith suspended until such Lender shall withdraw such notice as provided herein below or shall cease to be a Lender hereunder pursuant to Section 10.07(g); and

(ii)

require that all outstanding Eurodollar Rate Advances be converted to Base Rate Advances, in which event all Eurodollar Rate Advances shall be automatically converted to Base Rate Advances as of the effective date of such notice as provided herein below.

Upon receipt of any such notice, the Administrative Agent shall promptly notify the other Lenders.  Promptly upon becoming aware that the circumstances that caused such Lender to deliver such notice no longer exist, such Lender shall deliver notice thereof to the Borrower and the Administrative Agent withdrawing such prior notice (but the failure to do so shall impose no liability upon such Lender).  Promptly upon receipt of such withdrawing notice from such Lender (or upon such Lender assigning all of its Commitment, Advances, participation and other rights and obligations under the Loan Documents in accordance with Section 10.07(g)), the Administrative Agent shall deliver notice thereof to the Borrower and the Lenders and such suspension shall terminate.  Prior to any Lender giving notice to the Borrower under this subsection (f), such Lender shall use reasonable efforts to change the jurisdiction of its Applicable Lending Office, if such change would avoid such unlawfulness and would not, in the sole determination of such Lender,be otherwise disadvantageous to such Lender. Any notice to the Borrower by any Lender shall be effective as to each Eurodollar Rate Advance on the last day of the Interest Period currently applicable to such Eurodollar Rate Advance; provided that if such notice shall state that the maintenance of such Advance until such last day would be unlawful, such notice shall be effective on the date of receipt by the Borrower and the Administrative Agent.

(g)

Market Rate Disruptions.  If (i) at any time the Eurodollar Rate is to be determined pursuant to the second sentence of the definition thereof fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for Eurodollar Rate Advances in connection with any proposed Borrowing or (ii) the Majority Lenders shall notify the Administrative Agent that the Eurodollar Rate will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances, the right of the Borrower to select or receive Eurodollar Rate Advances for any Borrowing shall be forthwith suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and until such notification from the Administrative Agent, each requested Borrowing of Eurodollar Rate Advances hereunder shall be deemed to be a request for Base Rate Advances.

(h)

Rights of Participants.  Any participant in a Lender’s interests hereunder may assert any claim for yield protection under Section 4.03 that it could have asserted if it were a Lender hereunder.  If such a claim is asserted by any such participant, it shall be entitled to receive such compensation from the Borrower as a Lender would receive in like circumstances; provided, however, that with respect to any such claim, the Borrower shall have no greater liability to the Lender and its participant, in the aggregate, than it would have had to the Lender alone had no such participation interest been created.

SECTION  4.04.

Sharing of Payments, Etc.

(a)

(a)

If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of banker’s lien, set-off or counterclaim, or otherwise, but excluding any proceeds received by assignments or sales of participation in accordance with Section 10.07 to a Person that is not an Affiliate of the Borrower) on account of the Advances and LC Outstandings owing to it (other than pursuant to Section 4.03) in excess of its ratable share of payments on account of the Advances and LC Outstandings obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such  participation.   Notwithstanding  the  foregoing, if  any  Lender

shall obtain any such excess payment involuntarily, such Lender may, in lieu of purchasing participation from the other Lenders in accordance with this Section, on the date of receipt of such excess payment, return such excess payment to the Administrative Agent for distribution in accordance with Section 4.01(a).

(b)

If and for so long as any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(k), Section 3.03(a) or Section 9.05 then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent and the Fronting Banks to satisfy such Lender’s obligations to it or them under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section in any order as determined by the Administrative Agent in its discretion.

SECTION  4.05.

Taxes.

(a)

All payments by or on behalf of the Borrower under any Loan Document shall be made in accordance with Section 4.01, free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, each Fronting Bank and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender, such Fronting Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender, any Fronting Bank or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender, such Fronting Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)

In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made by the Borrower under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c)

The Borrower hereby indemnifies each Lender, each Fronting Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Lender, such Fronting Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  A claim for such indemnification shall be set forth in a certificate of such Lender, such Fronting Bank or the Administrative Agent (as the case may be) setting forth in reasonable detail the amount necessary to indemnify such Person pursuant to this subsection (c) and shall be submitted to such Borrower and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error.  The Borrower shall pay such Lender, such Fronting Bank or the Administrative Agent (as the case may be) directly the amount shown as due on any such certificate within 30 days after the receipt of same.  If any Taxes or Other Taxes for which a Lender, such Fronting Bank or the Administrative Agent has received payments from the Borrower hereunder shall be finally determined to have been incorrectly or illegally asserted and are refunded to such Lender, such Fronting Bank or the Administrative Agent, such Lender, such Fronting Bank or the Administrative Agent, as the case may be, shall promptly forward to the Borrower any such refunded amount.  The Borrower’s, the Administrative Agent’s, each Fronting Bank’s and each Lender’s obligations under this Section shall survive the payment in full of the Outstanding Credits.

(d)

Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.02, the original or a certified copy of a receipt evidencing payment thereof.

(e)

Each Lender that is not incorporated under the laws of the United States of America or any state thereof shall, on or prior to the date it becomes a Lender hereunder, deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Internal Revenue Code of 1986, as amended from time to time (the “Code”), or treasury regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that it is (i) not subject to withholding under the Code or (ii) totally exempt from United States of America tax under a provision of an applicable tax treaty.  Each Lender shall promptly notify the Borrower and the Administrative Agent of any change in its Applicable Lending Office and shall deliver to the Borrower and the Administrative Agent together with such notice such certificates, documents or other evidence referred to in the immediately preceding sentence.  Each Lender will use good faith efforts to apprise the Borrower and the Administrative Agent as promptly as practicable of any impending change in its tax status that would give rise to any obligation by the Borrower to pay any additional amounts pursuant to this Section. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under the Loan Documents are not subject to United States of America withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States of America.  Each Lender represents and warrants that each such form supplied by it to the Administrative Agent and the Borrower pursuant to this Section, and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

(f)

Any Lender claiming any additional amounts payable pursuant to this Section shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

ARTICLE V
CONDITIONS PRECEDENT

SECTION  5.01.

Conditions Precedent to Effectiveness.

  The obligations of the Fronting Banks and the Lenders to make Extensions of Credit hereunder shall not become effective unless on and as of the date hereof (the “Closing Date”) each of the following conditions is satisfied:

(a)

The Administrative Agent shall have received on or before the Closing Date the following, each dated the Closing Date, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Fronting Bank and each Bank:

(i)

Counterparts of this Agreement, duly executed by the Borrower, the Administrative Agent, each Fronting Bank and each Bank.

(ii)

A certificate of the Secretary or Assistant Secretary of the Borrower certifying:

(A)

the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents;

(B)

that attached thereto are true and correct copies of: (1) the Declaration of Trust of the Borrower, together with all amendments thereto, as in effect on such date; (2) the resolutions of the Borrower’s board of trustees approving the execution, delivery and performance by the Borrower of the Loan Documents; (3) all documents evidencing other necessary organizational or other similar action, if any, with respect to the execution, delivery and performance of the Loan Documents by the Borrower; and (4) true and correct copies of all Governmental Approvals referred to in clause (i) of the definition of “Governmental Approval” required to be obtained by the Borrower in connection with the execution, delivery and performance by the Borrower of the Loan Documents; and

(C)

that the resolutions referred to in clause (B)(2) above have not been modified, revoked or rescinded and are in full force and effect on such date.

(iii)

A certificate signed by the Treasurer or Assistant Treasurer of the Borrower, certifying as to:

(A)

the delivery to each Fronting Bank and each of the Banks, prior to the Closing Date, of true, correct and complete copies (other than exhibits thereto) of all of the Disclosure Documents; and

(B)

the absence of any material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or the Borrower and its Principal Subsidiaries, taken as a whole, since December 31, 2009, except as disclosed in the Disclosure Documents.

(iv)

A certificate of a duly authorized officer of the Borrower stating that (i) the representations and warranties of the Borrower contained in Section 6.01 are correct, in all material respects, on and as of the Closing Date before and after giving effect to any Extensions of Credit to be made on such date and the application of the proceeds thereof, and (ii) no event has occurred and is continuing that constitutes an Event of Default or Unmatured Default, or would result from such initial Extensions of Credit or the application of the proceeds thereof.

(v)

Such financial, business and other information regarding the Borrower and its Principal Subsidiaries, as any Fronting Bank or any Bank shall have reasonably requested.

(vi)

Favorable opinions of:

(A)

Jeffrey C. Miller, Assistant General Counsel of NUSCO, in substantially the form of Exhibit 5.01A hereto, and of such other counsel as relied upon therein; and as to such other matters any Fronting Bank or any Bank may reasonably request; and

(B)

King & Spalding LLP, special New York counsel to the Administrative Agent, in substantially the form of Exhibit 5.01B hereto and as to such other matters as any Fronting Bank or any Bank may reasonably request.

(b)

The Administrative Agent shall have received evidence satisfactory to it of the termination of the commitments under the Existing Credit Agreement and the payment of all obligations owing thereunder (except for any obligations that, by their terms, survive the termination of such commitments).

(c)

All fees and other amounts payable pursuant to Section 2.03 or pursuant to the Fee Letters shall have been paid (to the extent then due and payable).

(d)

The Administrative Agent shall have received such other approvals, opinions and documents as any Fronting Bank or the Majority Lenders, through the Administrative Agent, shall have reasonably requested as to the legality, validity, binding effect or enforceability of this Agreement or the financial condition, operations, properties or prospects of the Borrower and its Principal Subsidiaries.

SECTION  5.02.

Conditions Precedent to All Extensions of Credit.

  The obligation of each Fronting Bank and each Lender to make any Extension of Credit, including the initial Extension of Credit, shall be subject to the conditions precedent that, on the date of such Extension of Credit and after giving effect thereto:

(a)

the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Letter of Credit Request with respect to such Extension of Credit and the acceptance of  the proceeds of such Extension of Credit  by  the Borrower or  the acceptance of a

Letter of Credit by the Beneficiary thereof, as the case may be, shall constitute a representation and warranty by the Borrower that on the date of such Extension of Credit such statements are true):

(i)

the representations and warranties of the Borrower contained in Section 6.01 of this Agreement (other than those set forth in Section 6.01(g) and the last sentence of Section 6.01(f)) are correct, in all material respects, on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit and to the application of the proceeds therefrom, as though made on and as of such date;

(ii)

no Event of Default or Unmatured Default has occurred and is continuing on or as of the date of such Extension of Credit or would result from such Extension of Credit or from the application of the proceeds thereof;

(iii)

the making of such Extension of Credit, when aggregated with all other Outstanding Credits, would not cause the aggregate amount of Outstanding Credits to exceed the Total Commitment; and

(iv)

if such Extension of Credit is the issuance of a Letter of Credit, the Stated Amount thereof, when aggregated with (A) the Stated Amount of each other Letter of Credit that is outstanding or with respect to which a Letter of Credit Request has been received and (B) the outstanding Reimbursement Obligations, would not exceed the L/C Commitment Amount; and

(b)

the Borrower shall have furnished to the Administrative Agent such other approvals, opinions or documents as any Fronting Bank or any Lender may reasonably request through the Administrative Agent as to the legality, validity, binding effect or enforceability of any Loan Document.

SECTION  5.03.

Reliance on Certificates.

  Each Fronting Bank, each Lender and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrower as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable to the Administrative Agent, from an officer of the Borrower identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of the Borrower thereafter authorized to act on behalf of the Borrower and, in all cases, such Fronting Bank, the Lenders and the Administrative Agent may rely on the information set forth in any such certificate.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

SECTION  6.01.

Representations and Warranties of the Borrower.

  The Borrower represents and warrants as follows:

The  Borrower  is a  voluntary association  organized under  a  Declaration  of  Trust,  and each of its Principal  Subsidiaries  is  a  corporation,  in  each  case  duly  organized,  validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite corporate power (or in the case of the Borrower, power under its Declaration of Trust) and authority to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where, because of the nature of its business or property, such qualification is required, except where the failure so to qualify would not have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries taken as a whole.  The Borrower has the requisite power to execute, deliver and perform its obligations under the Loan Documents and to borrow hereunder.

(b)

The execution, delivery and performance of the Loan Documents by the Borrower are within the Borrower’s powers under its Declaration or Trust, have been duly authorized by all necessary action under its Declaration of Trust and applicable law, and do not and will not contravene (i) the Borrower’s Declaration of Trust or any law or legal restriction or (ii)  any contractual restriction binding on or affecting the Borrower or its properties or its Principal Subsidiaries or their respective properties.

(c)

Except as disclosed in the Disclosure Documents, neither the Borrower nor any of its Principal Subsidiaries is in violation of any law or in default with respect to any judgment, writ, injunction, decree, rule or regulation (including any of the foregoing relating to environmental laws and regulations) of any court or governmental agency or instrumentality where such violation or default would reasonably be expected to have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole.

(d)

All Governmental Approvals referred to in clause (i) of the definition of “Governmental Approval” have been duly obtained or made and are in full force and effect, and all applicable periods of time for review, rehearing or appeal with respect thereto have expired.  The Borrower and each Subsidiary thereof has obtained or made all Governmental Approvals referred to in clause (ii) of the definition of “Governmental Approval”, except (A) those that are not yet required but that are obtainable in the ordinary course of business as and when required, (B) those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole, and (C) those that the Borrower or any such Subsidiary, as the case may be, is diligently attempting in good faith to obtain, renew or extend, or the requirement for which the Borrower or any such Subsidiary, as the case may be, is contesting in good faith by appropriate proceedings or by other appropriate means, in each case described in clause (C) above, except as is disclosed in the Disclosure Documents, such attempt or contest, and any delay resulting therefrom, is not reasonably expected to have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole, or to magnify to any significant degree any such material adverse effect that would reasonably be expected to result from the absence of such Governmental Approval.

(e)

The Loan Documents are legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms; subject to the qualification, however,  that  the  enforcement  of  the rights  and  remedies herein and  therein  is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(f)

The Financial Statements, copies of which have been provided to the Administrative Agent, each Fronting Bank and each Bank, fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and each of its Principal Subsidiaries at and for the period ended on the dates thereof, and have been prepared in accordance with generally accepted accounting principles consistently applied.  Since December 31, 2009, there has been no material adverse change in the consolidated financial condition, operations, properties or prospects of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole, except as disclosed in the Disclosure Documents.

(g)

There is no pending or known threatened litigation, investigation, action or proceeding (including, without limitation, any action or proceeding relating to any environmental protection laws or regulations) affecting the Borrower, any Principal Subsidiary thereof or any of their respective properties, before any court, governmental agency or arbitrator (i) that affects or purports to affect the legality, validity or enforceability of any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would materially adversely affect the financial condition, properties, prospects or results of operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole, except, for purposes of this clause (ii) only, such as is described in the Disclosure Documents or in Schedule II hereto.

(h)

No ERISA Plan Termination Event has occurred nor is reasonably expected to occur with respect to any ERISA Plan or any ERISA Multiemployer Plan that would materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole, except as disclosed to the Lenders and consented to by the Majority Lenders in writing.  Since the date of the most recent Schedule B (Actuarial Information) to the annual report of each such ERISA Plan (Form 5500 Series), (i) there has been no material adverse change in the funding status of the ERISA Plans referred to therein, and (ii) no “prohibited transaction” (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, and in ERISA) has occurred with respect thereto that, singly or in the aggregate with all other “prohibited transactions” and, in the case of each of clauses (i) and (ii) hereof, after giving effect to all likely consequences thereof, would be reasonably expected to have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole.  Neither the Borrower nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any ERISA Multiemployer Plan, except as disclosed to and consented by the Majority Lenders in writing.

(i)

The Borrower and each Principal Subsidiary thereof has good and marketable title (or, in the case of personal property, valid title) or valid leasehold interests in its assets, except for (i) minor defects in title that do not materially interfere with the ability of the Borrower or such Principal Subsidiary to conduct its business as now conducted and (ii) other defects that, either individually or in the aggregate, do not materially adversely affect the financial condition, properties,  prospects  or operations  of   the  Borrower  or   of  the  Borrower  and  its  Principal

Subsidiaries, taken as a whole.  All such assets and properties are free and clear of any Lien, other than Liens permitted under Section 7.02(a).  No Liens exist on the stock of CL&P, WMECO, PSNH or Yankee.

(j)

All outstanding shares of capital stock having ordinary voting power for the election of directors of each Principal Subsidiary have been validly issued and are fully paid and nonassessable and are owned beneficially by NU, free and clear of any Lien.

(k)

The Borrower and each of its Principal Subsidiaries has filed all tax returns (Federal, state and local) required to be filed and paid taxes shown thereon to be due, including interest and penalties, or, to the extent the Borrower or such Principal Subsidiary is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves in accordance with generally accepted accounting principles for payment thereof.

(l)

No exhibit, schedule, report or other written information provided by or on behalf of the Borrower or its agents to the Administrative Agent, any Fronting Bank or the Banks in connection with the negotiation, execution and closing of the Loan Documents (including, without limitation, the Financial Statements and the Information Memorandum (but excluding the projections contained in the Information Memorandum)) knowingly contained when made any material misstatement of fact or knowingly omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.  Except as has been disclosed to the Administrative Agent, each Fronting Bank and each Bank, the projections delivered concurrently with the Information Memorandum were prepared in good faith on the basis of assumptions reasonable as of the date of the Information Memorandum, it being understood that such projections do not constitute a warranty or binding assurance of future performance.  As of the date of this Agreement, except as has been disclosed to the Administrative Agent, each Fronting Bank and each Bank, nothing has come to the attention of the responsible officers of the Borrower that would indicate that any of such assumptions, to the extent material to such projections, has ceased to be reasonable in light of subsequent developments or events.

(m)

All proceeds of the Advances shall be used (i) for the general corporate purposes of the Borrower, including to provide liquidity support for the Borrower’s commercial paper, and (ii) to provide liquidity to the NU System Money Pool.  The Letters of Credit shall be used for the general corporate purposes of the Borrower and its Subsidiaries.  No proceeds of any Advance will be used in violation of, or in any manner that would result in a violation by any party hereto of, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System or any successor regulations.  Neither the Borrower nor any Subsidiary thereof (A) is an “investment company” within the meaning ascribed to that term in the Investment Company Act of 1940 and (B) is engaged in the business of extending credit for the purpose of buying or carrying margin stock.

(n)

The Borrower and each Principal Subsidiary thereof has obtained the insurance specified in Section 7.01(c) and the same is in full force and effect.

(o)

(i) The assets, at a fair valuation, of the Borrower exceed its debts; (ii) the Borrower has not incurred  and does not  intend to incur, and does not  believe that it will  incur,

debts beyond its ability to pay such debts as such debts mature; and (iii) the Borrower will have sufficient capital with which to conduct its business.  As used in this paragraph, “debt” means any liability on a claim, and “claim” means (A) any right to payment from such person, whether or not such a right is reduced to judgment against such person, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (B) any right to an equitable remedy for breach of performance by such person if such breach gives rise to a payment from such person, whether or not such right to an equitable remedy is reduced to judgment against such person, whether fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.  The amount of unliquidated, contingent, unmatured or disputed liabilities of any person at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

ARTICLE VII
COVENANTS

SECTION  7.01.

Affirmative Covenants.

  On and after the date hereof, so long as any obligation hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, unless the Majority Lenders shall otherwise consent in writing:

(a)

Use of Proceeds.  Apply the proceeds of each Advance, and use, and cause its Subsidiaries to use, the Letters of Credit, solely as specified in Section 6.01(m).

(b)

Payment of Taxes, Etc.  Pay and discharge, and cause each of its Principal Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property except to the extent the Borrower or such Principal Subsidiary is contesting the same in good faith by appropriate proceedings and has set aside adequate reserves in accordance with generally accepted accounting principles for the payment thereof.

(c)

Maintenance of Insurance.  Maintain or cause to be maintained, and cause each of its Principal Subsidiaries to maintain or cause to be maintained, insurance (including appropriate plans of self-insurance) covering the Borrower, the Principal Subsidiaries and their respective properties, in effect at all times in such amounts and covering such risks as may be required by law and, in addition, as is usually carried by companies engaged in similar businesses and owning similar properties as the Borrower and such Principal Subsidiaries.

(d)

Preservation of Existence, Etc.  Except as permitted by Section 7.02(b), preserve and maintain, and cause each of its Principal Subsidiaries to preserve and maintain, its existence, corporate or otherwise, material rights (statutory and otherwise) and franchises except where the failure to maintain and preserve such rights and franchises would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole.

(e)

Compliance with Laws, Etc.  Comply, and cause each of its Principal Subsidiaries to comply, in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, any such laws, rules, regulations and orders issued by the Securities and Exchange Commission or relating to zoning, environmental protection, use and disposal of Hazardous Substances, land use, construction and building restrictions, ERISA and employee safety and health matters relating to business operations, except to the extent (i) that the Borrower or any such Principal Subsidiary is contesting the same in good faith by appropriate proceedings or (ii) that any such non-compliance, and the enforcement or correction thereof, would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole.

(f)

Inspection Rights.  At any time and from time to time upon reasonable notice, permit, and cause each of its Principal Subsidiaries to permit, the Administrative Agent and its agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, the Borrower and each Principal Subsidiary and to discuss the affairs, finances and accounts of the Borrower and each Principal Subsidiary (i) with the Borrower, each Principal Subsidiary and their respective officers and directors and (ii) with the consent of the Borrower and/or its Principal Subsidiaries, as the case may be (which consent shall not be unreasonably withheld or delayed), with the accountants of the Borrower or any such Principal Subsidiary.

(g)

Keeping of Books.  Keep, and cause each Principal Subsidiary to keep, proper records and books of account, in which full and correct entries shall be made of all financial transactions of the Borrower and each Principal Subsidiary and the assets and business of the Borrower and each Principal Subsidiary, in accordance with generally accepted accounting practices consistently applied.

(h)

Conduct of Business.  Except as permitted by Section 7.02(b), conduct, and cause each Principal Subsidiary to conduct, its primary business in substantially the same manner and in substantially the same fields as such business is conducted on the date hereof.

(i)

Maintenance of Properties, Etc.  As to properties of the type described in Section 6.01(i), maintain, and cause each Principal Subsidiary to maintain, title of the quality described therein and preserve, maintain, develop, and operate, and cause each Principal Subsidiary to preserve, maintain, develop and operate, in substantial conformity with all laws, material contractual obligations and prudent practices prevailing in the industry, all of its properties that are used or useful in the conduct of its businesses in good working order and condition, ordinary wear and tear excepted, except (A) as permitted by Section 7.02(b), (B) as disclosed in the Disclosure Documents or otherwise in writing to the Administrative Agent, each Fronting Bank and the Lenders on or prior to the date hereof, and (C) to the extent such non-conformity would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole; provided, however, that neither the Borrower nor any Principal Subsidiary will be prevented from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the judgment of the Borrower or such Principal Subsidiary, desirable in the operation or maintenance of its business and would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole.

(j)

Governmental Approvals.  Duly obtain, and cause each Principal Subsidiary to duly obtain, on or prior to such date as the same may become legally required, and thereafter maintain, and cause each Principal Subsidiary to maintain, in effect at all times, all Governmental Approvals on its part to be obtained, except in the case of those Governmental Approvals referred to in clause (ii) of the definition of “Governmental Approval”, (i) those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole, and (ii) those that the Borrower or such Principal Subsidiary is diligently attempting in good faith to obtain, renew or extend, or the requirement for which the Borrower or such Principal Subsidiary is contesting in good faith by appropriate proceedings or by other appropriate means; provided, however, that the exception afforded by clause (ii), above, shall be available only if and for so long as such attempt or contest, and any delay resulting therefrom, does not have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole, and does not magnify to any significant degree any such material adverse effect that would reasonably be expected to result from the absence of such Governmental Approval.

(k)

Further Assurances.  Promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that any Lender or any Fronting Bank through the Administrative Agent may reasonably request in order to fully give effect to the interests and properties purported to be covered by the Loan Documents.

SECTION  7.02.

Negative Covenants.

  On and after the date hereof, and so long as any obligation hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall not, or permit any Principal Subsidiary to, without the written consent of the Majority Lenders:

(a)

Liens, Etc.  Create incur, assume or suffer to exist any Lien upon any of its properties or assets (including the stock of its Subsidiaries), whether now owned or hereafter acquired, except:

(i)

any Liens existing on the date hereof;

(ii)

Liens created by the First Mortgage Indentures, so long as by the terms thereof no “event of default” (howsoever designated) in respect of any bonds issued thereunder will arise upon the occurrence of an Unmatured Default or Event of Default hereunder;

(iii)

with respect to any Principal Subsidiary, “Permitted Liens” or “Permitted Encumbrances” under the First Mortgage Indenture to which such Principal Subsidiary is a party, in each case to the extent such Liens do not secure Debt of such Principal Subsidiary;

(iv)

any purchase money Lien or construction mortgage on assets hereafter acquired or constructed by the Borrower or any Principal Subsidiary and any Lien on any assets existing at the time of acquisition thereof by the Borrower or such Principal Subsidiary or created within 180 days from the date of completion of such acquisition or construction; provided that, such Lien shall at all times be confined solely to the assets so acquired or constructed and any additions thereto;

(v)

any existing Liens on assets now owned by the Borrower or any Principal Subsidiary and Liens existing on assets of a corporation or other going concern when it is merged into or with the Borrower or such Principal Subsidiary or when substantially all of its assets are acquired by the Borrower or such Principal Subsidiary; provided that such Liens shall at all times be confined solely to such assets, or if such assets constitute a utility system, additions to or substitutions for such assets;

(vi)

Liens resulting from legal proceedings being contested in good faith by appropriate legal or administrative proceedings by the Borrower or any Principal Subsidiary, and as to which the Borrower or such Principal Subsidiary, to the extent required by generally accepted accounting principles applied on a consistent basis, shall have set aside on its books adequate reserves;

(vii)

Liens created in favor of the other contracting party in connection with advance or progress payments;

(viii)

any Liens in favor of any state of the United States or any political subdivision of any such state, or any agency of any such state or political subdivisions, or trustee acting on behalf of holders of obligations issued by any of the foregoing or any financial institutions lending to or purchasing obligations of any of the foregoing, which Lien is created or assumed for the purpose of financing all or part of the cost of acquiring or constructing the property subject thereto;

(ix)

Liens resulting from conditional sale agreements, capital leases or other title retention agreements;

(x)

with respect to pollution control bond financings, Liens on funds, accounts and other similar intangibles of the Borrower or any Principal Subsidiary created or arising under the relevant indenture, pledges of the related loan agreement with the relevant issuing authority and pledges of the Borrower’s or such Principal Subsidiary’s interest, if any, in any bonds issued pursuant to such financings to a letter of credit bank or bond issuer or similar credit enhancer;

(xi)

Liens granted on accounts receivable and Regulatory Assets in connection with financing transactions, whether denominated as sales or borrowings;

(xii)

Liens on the assets of, the stock issued by or other equity of, any Subsidiary of the Borrower created to hold generating or transmission assets if such Liens are created to secure Debt that is nonrecourse to the Borrower and is incurred to acquire, construct or otherwise develop such generating or transmission assets;

(xiii)

Liens created to secure Debt of a transmission company Subsidiary of the Borrower with respect to assets transferred to such transmission company by another Subsidiary of the Borrower;

(xiv)

any other Liens incurred in the ordinary course of business otherwise than to secure Debt;

(xv)

any extension, renewal or replacement of Liens permitted by clauses (i), (iii) through (v) and (vii) through (xiii); provided, however, that the principal amount of Debt secured thereby shall not, at the time of such extension, renewal or replacement, exceed the principal amount of Debt so secured and that such extension, renewal or replacement shall be limited to all or a part of the property that secured the Lien so extended, renewed or replaced or to other property of no greater value than the property that secured the Lien so extended, renewed or replaced; and

(xvi)

Liens created under any Loan Document.

(b)

Mergers, Sales of Assets, Etc.  Merge with or into or consolidate with or into, any Person, or sell, transfer, convey, lease or otherwise dispose of all or any substantial part of its assets or the capital stock of any Principal Subsidiary; except for the following, and then only after receipt of all necessary corporate and governmental or regulatory approvals and provided that, before and after giving effect to any such merger, consolidation, sale, transfer, conveyance, lease or other disposition, no Event of Default or Unmatured Default shall have occurred and be continuing:

(i)

Subsidiaries of NU may merge with or consolidate into (x) wholly-owned Subsidiaries of NU so long as, in any such case, the wholly-owned Subsidiary is the survivor and (y) NU so long as NU is the survivor;

(ii)

NU or any Principal Subsidiary of NU may merge with or consolidate into a Person that is not an Affiliate of NU so long as (1) NU or such Principal Subsidiary is the survivor of such merger or consolidation, (2) NU demonstrates pro forma compliance with the financial covenants set forth in Section 7.03, and (3) NU’s indicative senior unsecured non-credit enhanced long-term debt ratings from S&P and Moody’s in contemplation of such merger or consolidation, and NU’s actual senior unsecured non-credit enhanced long-term debt ratings from S&P and Moody’s following any such merger or consolidation, remain at or above the levels established immediately prior to the merger or consolidation;

(iii)

any Principal Subsidiary may sell, lease, transfer or otherwise dispose of transmission assets (1) to another Subsidiary of NU on such basis as permitted by the appropriate regulatory authorities or (2) to any Person on such basis as required by the appropriate regulatory authorities;

(iv)

NU or any Principal Subsidiary may sell, lease, transfer, convey or otherwise dispose of assets or security to any Principal Subsidiary or to NU; and

(v)

the Borrower or any Principal Subsidiary may sell its assets in the ordinary course of business on customary terms and conditions, including any sale of accounts receivable on reasonable commercial terms (including a commercially reasonable discount) to obtain funding for any Principal Subsidiary.

For purposes of this subsection (b), any sale of assets by the Borrower or any Principal Subsidiary (in one or a series of transactions) will be deemed to be a “substantial part” of its assets if (i) the book value of such assets exceeds 15% of the total book value of the assets (net of  Regulatory Assets)  of such Person, as reflected in the most recent financial statements of the

Borrower or such Principal Subsidiary delivered to the Administrative Agent pursuant to Section 7.04 (or, if no such financial statements have been delivered to the Administrative Agent as of the relevant date of determination, the Financial Statements of such Person), or (ii) the gross revenue associated with such assets accounts for more than 15% of the total gross revenue of the Borrower or such Principal Subsidiary for the four proceeding fiscal quarters, as reflected in the most recent financial statements of the Borrower or such Principal Subsidiary delivered to the Administrative Agent pursuant to Section 7.04 (or, if no such financial statements have been delivered to the Administrative Agent as of the relevant date of determination, the Financial Statements of such Person).  Notwithstanding anything to the contrary in this Section 7.02(b), the Borrower agrees that it will not, and will not cause or permit any of its Principal Subsidiaries to, except in accordance with one or more restructuring plans approved by the appropriate regulatory authorities, sell, transfer or otherwise dispose of (by lease or otherwise, and whether in one or a series of related transactions), except to NU or a Principal Subsidiary, any portion of its generation, transmission or distribution assets in excess of 15% of the net utility plant assets of the Borrower and its Principal Subsidiaries, taken as a whole, in each case as determined on a cumulative basis from the date of this Agreement through the Termination Date by reference to the published balance sheets of the Borrower and its Principal Subsidiaries.

(c)

Compliance with ERISA.  (i)  Terminate, or permit any of its ERISA Affiliates to terminate, any ERISA Plan so as to result in any liability of the Borrower or any Principal Subsidiary to the PBGC in an amount greater than $1,000,000, or (ii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA) which, alone or together with any other Reportable Event with respect to the same or another ERISA Plan, has a reasonable possibility of resulting in liability of the Borrower or any Principal Subsidiary to the PBGC in an aggregate amount exceeding $1,000,000, or any other event or condition that presents a material risk of such a termination by the PBGC of any ERISA Plan or has a reasonable possibility of resulting in a liability of the Borrower or any Principal Subsidiary to the PBGC or an ERISA Multiemployer Plan in an aggregate amount exceeding $1,000,000

(d)

Transactions with Affiliates.  Engage in any transaction with any Affiliate except in accordance with the Federal Power Act and the rules of the FERC or state utility commissions, in each case, to the extent applicable thereto and (iii) on terms no less favorable to the Borrower or the Principal Subsidiary party thereto than if the transaction had been negotiated in good faith on an arms-length basis with a non-Affiliate and on commercially reasonable terms or pursuant to a binding agreement in effect on the date hereof.

(e)

Interests in Nuclear Plants.  Acquire any nuclear plant or any interest therein not held on the date hereof, other than so called “power entitlements” acquired for use in the ordinary course of business.

(f)

Financing Agreements.  With respect to the Borrower only, permit any Principal Subsidiary to enter into any agreement, contract, indenture or similar obligation, or issue any security (all of the foregoing being referred to as “Financing Agreements”), that is not in effect on the date hereof, or amend or modify any existing Financing Agreement, if the effect of such Financing Agreement (or amendment or modification thereof) is to impose any additional restriction not in effect on the date hereof on the ability of such Principal Subsidiary to pay dividends  to  the  Borrower;  provided, that  the  foregoing  shall  not  restrict  the  right  of  any

Subsidiary of the Borrower created to hold generating or transmission assets, to enter into any such Financing Agreement in connection with the incurrence of Debt that is nonrecourse to the Borrower and is incurred to acquire, construct or otherwise develop generating or transmission assets.

SECTION  7.03.

Financial Covenant.

  So long as any obligation hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, unless the Majority Lenders shall otherwise consent in writing, maintain a ratio of Consolidated Debt to Total Capitalization of no more than 0.65 to 1.00, as of the end of each Fiscal Quarter.

SECTION  7.04.

Reporting Obligations.

  So long as any obligation hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, unless the Majority Lenders shall otherwise consent in writing, furnish or cause to be furnished to the Administrative Agent in sufficient copies for each Lender, the following:

(a)

as soon as possible and in any event within ten days after the occurrence of each Event of Default or Unmatured Default continuing on the date of such statement, a statement of the Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower setting forth details of such Event of Default or Unmatured Default and the action that the Borrower proposes to take with respect thereto;

(b)

(1)

as soon as available, and in any event within fifty (50) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the Borrower’s and each of its Principal Subsidiary’s Quarterly Reports on Form 10-Q (if such Principal Subsidiary is required to file such report with the U.S. Securities and Exchange Commission pursuant to Sections 13 or 15 of the U.S. Securities Exchange Act of 1934, as amended) submitted to the Securities and Exchange Commission with respect to such quarter, and, with respect to Yankee and any other Principal Subsidiary that is not required to, or ceases to be required to submit such report, consolidated balance sheets of Yankee and such other Principal Subsidiary, as of the end of such Fiscal Quarter and consolidated statements of income and retained earnings and of cash flows of such Person for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer, Treasurer, Assistant Treasurer or Comptroller of the Borrower as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Financial Statements; and

(ii)

concurrently with the delivery of the financial statements described in clause (i) above, a certificate of the Chief Financial Officer, Treasurer, Assistant Treasurer or Comptroller of the Borrower:

(A)

to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Financial Statements,

(B)

stating that no Event of Default or Unmatured Default has occurred and  is continuing or, if  an  Event of Default  or  Unmatured Default  has occurred and is continuing, describing the nature thereof and the action that the Borrower proposes to take with respect thereto, and

(C)

demonstrating the Borrower’s compliance with the covenant set forth in Section 7.03, for and as of the end of such Fiscal Quarter, in each case such demonstration to be in form satisfactory to the Administrative Agent and to set forth in reasonable detail the computations used in determining such compliance;

(c)

(2)  as soon as available, and in any event within 105 days after the end of each Fiscal Year of the Borrower, a copy of the Borrower’s and each of its Principal Subsidiary’s Annual Reports on Form 10-K (if such Principal Subsidiary is required to file such report with the U.S. Securities and Exchange Commission pursuant to Sections 13 or 15 of the U.S. Securities Exchange Act of 1934, as amended) submitted to the Securities and Exchange Commission with respect to such Fiscal Year, and, with respect to Yankee and any other Principal Subsidiary that is not required to, or ceases to be required to submit such report, a copy of the annual audit report for such year for Yankee and such other Principal Subsidiary, including therein consolidated balance sheets of such Person as of the end of such Fiscal Year and consolidated statements of income and retained earnings and of cash flows of such Person, for such Fiscal Year, all in reasonable detail and certified by a nationally-recognized independent public accountant; and

(ii)

concurrently with the delivery of the financial statements described in clause (i) above, a certificate of the Chief Financial Officer, Treasurer, Assistant Treasurer or Comptroller of the Borrower:

(A)

to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Financial Statements, and

(B)

stating that no Event of Default or Unmatured Default has occurred and is continuing, or if an Event of Default or Unmatured Default has occurred and is continuing, describing the nature thereof and the action that the Borrower proposes to take with respect thereto, and

(C)

demonstrating the Borrower’s compliance with the covenant set forth in Section 7.03, for and as of the end of such Fiscal Year, in each case such demonstration to be in form satisfactory to the Administrative Agent and to set forth in reasonable detail the computations used in determining such compliance;

(d)

upon the reasonable request of the Administrative Agent, but not more than once per Fiscal Quarter, copies of any or all filings or registrations with, or notices or reports to, any regulatory authority by the Borrower or any Principal Subsidiary;

(e)

as soon as possible and in any event (i) within 30 days after the Chief Financial Officer, Treasurer or any Assistant Treasurer of the Borrower knows or has reason to know that any ERISA Plan Termination Event described in clause (i) of the definition of “ERISA Plan Termination Event” with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred and (ii) within 10 days after  the Borrower  knows or has reason to know that  any  other  ERISA

Plan Termination Event with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred, a statement of the Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower describing such ERISA Plan Termination Event and the action, if any, which the Borrower proposes to take with respect thereto;

(f)

promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC’s intention to terminate any ERISA Plan or ERISA Multiemployer Plan or to have a trustee appointed to administer any ERISA Plan or ERISA Multiemployer Plan;

(g)

promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from an ERISA Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $10,000,000 pursuant to Section 4202 of ERISA in respect of which the Borrower may be liable;

(h)

promptly after the Borrower becomes aware of the commencement thereof, notice of all actions, suits, proceedings or other events of the type described in Section 6.01(g) (including, without limitation, any action or proceeding relating to any environmental protection laws or regulations);

(i)

promptly after the filing thereof, copies of each prospectus (excluding any prospectus contained in any Form S-8), Current Report on Form 8-K that the Borrower or any Principal Subsidiary files with the Securities and Exchange Commission or any successor governmental authority; and

(j)

promptly after requested, such other information respecting the financial condition, operations, properties or prospects of the Borrower or its Subsidiaries as the Administrative Agent, or the Majority Lenders or Fronting Banks through the Administrative Agent, may from time to time reasonably request in writing.

ARTICLE VIII
DEFAULTS

SECTION  8.01.

Events of Default.

  The following events shall each constitute an “Event of Default”:

(a)

The Borrower shall fail to pay any principal of any Advance or any Reimbursement Obligation when due or shall fail to pay any interest on any Advance or fees or other amounts payable under the Loan Documents within two days after the same becomes due; or

(b)

Any representation or warranty made by the Borrower (or any of its officers or agents) in any Loan Document, any certificate or other writing delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

(c)

The Borrower shall fail to perform or observe any term or covenant on its part to be performed or observed contained in the last sentence of Section 2.02(a), Section 2.06, Section 4.02(c), Section 7.01(d), Section 7.02, Section 7.03 or Section 7.04(a); or

(d)

The Borrower shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in any Loan Document and any such failure shall remain unremedied for a period of 30 days after the earlier of (i) written notice of such failure having been given to the Borrower by the Administrative Agent or (ii) the Borrower having obtained actual knowledge of such failure; or

(e)

The Borrower or any Principal Subsidiary shall fail to pay any of its Debt when due (including any interest or premium thereon but excluding Outstanding Credits and excluding other Debt aggregating in no event more than $50,000,000 in principal amount at any one time) whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of the Borrower’s or such Principal Subsidiary’s exercise of a prepayment option) prior to the stated maturity thereof; or

(f)

The Borrower or any Principal Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Principal Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against the Borrower or any Principal Subsidiary, the Borrower or such Principal Subsidiary shall consent thereto or such proceeding shall remain undismissed or unstayed for a period of 90 days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against the Borrower or such Principal Subsidiary or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or such Principal Subsidiary or any of its property) shall occur; or the Borrower or any Principal Subsidiary shall take any corporate or other action to authorize any of the actions set forth above in this subsection (f); or

(g)

Any judgments or orders for the payment of money in excess of $50,000,000 (or aggregating more than $50,000,000 at any one time) shall be rendered against the Borrower or its properties or any Principal Subsidiary or its properties, and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or (B) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h)

Any material provision of any Loan Document shall at any time for any reason cease to be valid and binding on the Borrower, or shall be determined to be invalid or unenforceable by any court, governmental agency or authority having jurisdiction over the Borrower, or the Borrower shall deny that it has any further liability or obligation under any Loan Document; or

(i)

A Change of Control shall have occurred; or

(j)

The Borrower shall cease to own at least 85% of the outstanding common stock of any Principal Subsidiary, free and clear of all Liens except for Liens permitted by Section 7.02(a); or

(k)

Any legal restriction that is not in existence on the date hereof shall materially adversely affect the ability of any Principal Subsidiary to pay dividends or make other distributions to the Borrower.

SECTION  8.02.

Remedies Upon Events of Default.

Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Lenders entitled to make such request, upon notice to the Borrower (i) declare the obligation of each Lender to make Advances to the Borrower, and the obligation of each Fronting Bank to issue Letters of Credit, to be terminated, whereupon such obligations of the Lenders and the Fronting Banks shall forthwith terminate, provided, that any such request or consent pursuant to this clause (i) shall be made solely by Lenders having Percentages in the aggregate of in excess of 50%, (ii) declare the Advances, all interest thereon and all other amounts payable by the Borrower under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon such Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (iii) demand the Borrower to, and forthwith upon such demand the Borrower will, deposit in the Cash Collateral Account in same day funds an amount equal to the aggregate LC Outstandings on such date, provided, that any demand pursuant to clause (ii) or clause (iii) shall be made solely by the Lenders holding in excess of 50% of the aggregate Outstanding Credits; provided, however, that if such Event of Default is an Event of Default pursuant to Section 8.01(f), then (A) the obligation of each Lender to make Advances to the Borrower, and the obligation of each Fronting Bank to issue Letters of Credit, shall automatically be terminated, (B) the Advances and all interest thereon and all other amounts payable by the Borrower under this Agreement and the other Loan Documents shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower, and (C) the Borrower shall automatically and without any demand by the Administrative Agent deposit funds in the Cash Collateral Account in the manner and amount described in clause (iii) above.

ARTICLE IX
THE ADMINISTRATIVE AGENT AND THE FRONTING BANKS

SECTION  9.01.

Authorization and Action.

  Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection thereof), the Administrative Agent shall not be required to exercise any discretion or take any action, but  shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to the Loan Documents or applicable law.  The Administrative Agent agrees to deliver promptly to each Lender notice of each notice given to it by the Borrower and each Fronting Bank pursuant to the terms of this Agreement.

SECTION  9.02.

Administrative Agent’s Reliance, Etc.

  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct.  Without limitation of the generality of the foregoing, the Administrative Agent:  (i) may treat each Lender party hereto as a “Lender” hereunder and for all purposes hereof until the Administrative Agent receives and accepts an Assignment and Assumption entered into by such Lender, as assignor, and an assignee, as provided in Section 10.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for the Information Memorandum or any other statements, warranties or representations made in or in connection with any Loan Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower to be performed or observed, or to inspect any property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION  9.03.

Union Bank, Barclays, Citibank, JPMorgan Chase and Affiliates.

  With respect to its Commitment and the Advances made by it, each of Union Bank, Barclays, Citibank and JPMorgan Chase (and/or any other Lender then acting as “Fronting Bank”) shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent or a Fronting Bank, as the case may be, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Union Bank, Barclays, Citibank and JPMorgan Chase (and/or any other Lender then acting as

“Fronting Bank”) in its individual capacity.  Union Bank, Barclays, Citibank, JPMorgan Chase (and/or any other Lender acting as “Fronting Bank”) and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Union Bank were not the Administrative Agent and none of Barclays, Citibank, JPMorgan Chase and Union Bank (and/or any other Lender then acting as “Fronting Bank”) were a Fronting Bank and without any duty to account therefor to the Lenders.

SECTION  9.04.

Lender Credit Decision.

  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Fronting Bank or any other Lender and based on the Information Memorandum and the Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Fronting Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION  9.05.

Indemnification.

  The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to their respective Commitments (or, if the Commitments have been terminated, ratably according to the respective principal amounts of Outstanding Credits held by them (provided, that if any Commitments or Outstanding Credits are held by the Borrower or any Affiliate thereof, any ratable apportionment hereunder shall exclude their respective Commitments hereunder or the principal amounts of Outstanding Credits held by the Borrower or such Affiliate)), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of any Loan Document or any action taken or omitted by the Administrative Agent in its capacity as such under any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for such Lender’s ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents to the extent that the Administrative Agent is entitled to reimbursement for such expenses pursuant to Section 10.04 but is not reimbursed for such expenses by the Borrower.

SECTION  9.06.

Successor Administrative Agent.

  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, with any such resignation to become effective only upon the appointment of a successor Administrative Agent pursuant to this Section.  Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent, which shall be a Lender or another commercial bank or trust company reasonably acceptable to the Borrower organized or licensed under the laws of the United States, or of any State thereof.  If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be Lender or shall be another commercial bank or trust company organized or licensed under the laws of the United States or of any State thereof reasonably acceptable to the Borrower.  In addition to the foregoing right of the Administrative Agent to resign, the Majority Lenders may remove the Administrative Agent at any time, with or without cause, concurrently with the appointment by the Majority Lenders of a successor Administrative Agent.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

ARTICLE X
MISCELLANEOUS

SECTION 10.01

Amendments, Etc.

  No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, but subject to Section 10.15, do any of the following: (a) waive, modify or eliminate any of the conditions specified in Article V, (b) other than as contemplated by Section 2.04(b), increase the Commitment of any Lender hereunder or increase the Commitments of the Lenders that may be maintained hereunder or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Advances, any Applicable Margin or any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to Section 2.03(b)), (d) other than as contemplated by Section 2.05, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable under the Loan Documents (other than fees payable to the Administrative Agent pursuant to Section 2.03(b)), (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Outstanding Credits, or the number of Lenders that shall be required for the Lenders or any of them to take any action under the Loan Documents, (f) amend any Loan Document in a manner intended to prefer one or more Lenders over any other Lenders, (g) waive the requirement set forth in Section 2.06 or 4.02(c) that cash be held in respect of outstanding Letters of Credit, (h) amend this Section or the definition of “Majority Lenders”, or (i) amend Section 10.15; provided that (i) any waiver of, or consent to a departure from, the requirements of Section 2.02(i) shall be effective if authorized in writing by the Majority Lenders and each Fronting Bank; (ii) no amendment that would increase the Fronting Commitment of any Fronting Bank shall be effective without the consent of such Fronting Bank and (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or each Fronting Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or the Fronting Banks, as the case may be, under any Loan Document; and provided further that this Agreement may be amended and restated without the consent of any Lender or the Administrative Agent or any Fronting Bank if, upon giving effect to such amendment and restatement, such Lender or the Administrative Agent or such Fronting Bank, as the case may be, shall no longer be a party to this Agreement (as so amended and restated) or have any Commitment or other obligation hereunder and shall have been paid in full all amounts payable hereunder to such Lender or the Administrative Agent or such Fronting Bank, as the case may be.

SECTION  10.02

Notices, Etc.

  Except as otherwise expressly provided herein, all notices and other communications provided for under the Loan Documents shall be in writing (including facsimile communication) and mailed, sent by facsimile or hand delivered:

(a)

if to the Borrower, to it at 56 Prospect Street, Hartford, CT 06103, Attention: Assistant Treasurer - Finance, facsimile number: (860) 728-4585, confirm number: (860) 728-4632, email: webersb@nu.com;

(b)

if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto;

(c)

if to any Lender other than a Bank, at its Domestic Lending Office specified in the Assignment and Assumption pursuant to which it became a Lender;

(d)

if to the Administrative Agent, at its address at 445 South Figueroa Street, 15th Floor, Los Angeles, California  90071, Attention: Kevin Zitar, Senior Vice President, facsimile number: (213) 236-4096, confirm number: (213) 236-5503, email: kevin.zitar@unionbank.com; and

(e)

if to (i) Barclays, as Fronting Bank, to it at 70 Hudson Street, 10th Floor, Jersey City, NJ 07302, Attention:  Letter of Credit, email: xraletterofcredit@barclayscapital.com, fax (212) 412-5011, (ii) Citibank, as Fronting Bank, at 1615 Brett Road, Ops III, New Castle, DE 19720, Attention: Charles Huester, email: charles.huester@citi.com, Phone: 302-323-3188, Fax: 212-994-0961 (ii) JPMorgan Chase, as Fronting Bank, to it at 10420 Highland Manor Drive, Floor 4, Tampa, Florida 33610, Stby Letter of Credit Department, Attention: James Alonzo, facsimile number: (813) 432-5161, and (iii) Union Bank, as Fronting Bank, to it at 1980 Saturn Street, MC V02-905, Monterey Park, CA 91755 445 (Attention: Benedicto Cortes, Fax: 323-720-2773).

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.  All such notices and communications shall, when mailed, sent by facsimile or hand delivered, be effective five days after when deposited in the mails, or when sent by facsimile, or when delivered, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III, IV or IX shall not be effective until received by the Administrative Agent.  With respect to any telephone notice given or received by the

Administrative Agent pursuant to Section 3.03, the records of the Administrative Agent shall be conclusive for all purposes.

SECTION  10.03

No Waiver of Remedies.

  No failure on the part of the Administrative Agent, any Fronting Bank or any Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION  10.04

Costs, Expenses and Indemnification.

(a)

The Borrower agrees to pay when due, in accordance with the terms hereof: (i) all costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of the Loan Documents, the administration of the Loan Documents, and any proposed modification, amendment, or consent relating thereto (including, in each case, the reasonable fees and expenses of counsel to the Administrative Agent); (ii) all customary and reasonable charges, costs and expenses of each Fronting Bank in connection with the issuance, transfer, modification or amendment of any Letter of Credit (including, in each case, the reasonable fees and expenses of counsel to such Fronting Bank); and (iii) all costs and expenses of the Administrative Agent, each Fronting Bank and each Lender (including all fees and expenses of counsel) in connection with the enforcement, whether through negotiations, legal proceedings or otherwise, of the Loan Documents.

(b)

The Borrower hereby agrees to indemnify and hold each Person identified on the cover page of this Agreement as a “Joint Lead Arranger”, the “Syndication Agent” and a “Documentation Agent”, and the Administrative Agent, each Fronting Bank and each Lender, and its officers, directors, employees, professional advisors and affiliates (each, an “Indemnified Person”) harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including settlement costs and reasonable attorney’s fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or investigation or is otherwise subjected to judicial or legal process arising from any such proceeding or investigation and whether or not such proceeding or investigation is brought by the Borrower or any of its Affiliates or any of their respective directors, securityholders or creditors, an Indemnified Person or any other Person) that any of them may incur or that may be claimed against any of them by any person or entity (except to the extent such claims, damages, losses, liabilities, costs or expenses arise from the gross negligence or willful misconduct of the Indemnified Person):

(i)

by reason of or in connection with the execution, delivery or performance of  the Loan Documents or any transaction contemplated thereby, or the use by the Borrower of the proceeds of any Advance, or the issuance of, or the use by the Borrower of, or the use by any Beneficiary of the proceeds of, any Letter of Credit;

(ii)

in connection with or resulting from the utilization, storage, disposal, treatment, generation, transportation, release or ownership of any Hazardous Substance (A) at, upon or under any property of the Borrower or any of its Affiliates or (B) by or on behalf of the Borrower or any of its Affiliates at any time and in any place; or

(iii)

in connection with any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents.

(c)

The Borrower’s obligations under this Section shall survive the assignment by any Lender pursuant to Section 10.07 and shall survive as well the repayment of all amounts owing to the Lenders and the Fronting Banks under the Loan Documents and the termination of the Commitments.  If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

(d)

The Borrower’s obligations under this Section are in addition to and shall not be deemed to supersede its indemnification and similar obligations set forth in that certain Commitment Letter, dated August 23, 2010, among the Borrower, Union Bank, JPMorgan Chase, J.P. Morgan Securities, Inc., Citigroup Global Markets Inc. and Barclays.

SECTION  10.05

Right of Set-off.

(a)

Upon (i) the occurrence and during the continuance of any Event of Default, and (ii) the making of the request or the granting of the consent specified by Section 8.02 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 8.02, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured.  Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

(b)

The Borrower agrees that it shall have no right of off-set, deduction or counterclaim in respect of its obligations under the Loan Documents, and that the obligations of the Lenders hereunder are several and not joint.  Nothing contained herein shall constitute a relinquishment or waiver of the Borrower’s rights to any independent claim that the Borrower may have against the Administrative Agent, any Fronting Bank or any Lender, but no Lender shall be liable for the conduct of the Administrative Agent, any Fronting Bank or any other Lender, and neither the Administrative Agent nor any Fronting Bank shall be liable for the conduct of the other or any Lender.

SECTION  10.06

Effectiveness.

  This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and each Fronting Bank and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it.  No Person designated as a “Joint Lead Arranger”, the “Documentation Agent” or the “Syndication Agent” on the cover page of this Agreement shall have any duties under this Agreement.

SECTION  10.07

Assignments and Participation.

(a)

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) below, (ii) by way of participation in accordance with the provisions of subsection (d) below or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) below (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) below and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitment and the Advances at the time owing to it); provided that (i) such Lender provides notice thereof to the Borrower at least 10 Business Days prior to such assignment (but the failure to provide such notice shall not affect the validity of such assignment), (ii) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Advances at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advance or the Commitment assigned, (iv) any assignment of a Commitment must be approved by the Administrative Agent (unless the Person that is the proposed assignee is itself a Lender with a Commitment) and each Fronting Bank, in each case, whether or not the proposed assignee would otherwise qualify as an Eligible Assignee and (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) below, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of a Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.03 and 4.05 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) below.

(c)

The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its addresses referred to in Section 10.02 a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)

Any Lender may at any time, without the consent of the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.01(a)-(g) that affects such Participant.  Subject to subsection (e) below, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.03 and 4.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) above.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.05 as though it were a Lender, provided such Participant agrees to be subject to Section 4.04 as though it were a Lender.

(e)

A Participant shall not be entitled to receive any greater payment under Sections 4.03 and 4.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with each Borrower’s prior written consent.  A Participant that is not incorporated under the laws of the United States of America or any state thereof shall not be entitled to the benefits of Section 4.05 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.05(e) as though it were a Lender.

(f)

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)

If (i) any Lender shall have delivered a notice to the Administrative Agent described in Section 4.03(a), (b), (c) or (f), (ii) any Lender shall have become a Defaulting Lender or (iii) a Bankruptcy Event shall have occurred with respect to the Parent of a Lender, the Borrower may demand that such Lender assign, in accordance with Section 10.07, to one or more assignees (with the consent of such assignee(s)) designated by either the Borrower or the Administrative Agent (and reasonably acceptable to the other), all (but not less than all) of such Lender’s Commitment, Advances, participation and other rights and obligations under the Loan Documents; provided that any such demand by the Borrower during the continuance of an Event of Default or an Unmatured Default shall be ineffective without the consent of the Majority Lenders.  If, within 30 days following any such demand by the Borrower, such Lender shall fail to tender such assignment on terms reasonably satisfactory to such Lender or the Borrower and the Administrative Agent shall have failed to designate any such assignee, then such demand by the Borrower shall become ineffective, it being understood for purposes of this provision that such assignment shall be conclusively deemed to be on terms reasonably satisfactory to such Lender, and such Lender shall be compelled to tender such assignment forthwith, if (i) such assignee (A) shall agree to such assignment in substantially the form of the Assignment and Assumption and (B) shall tender payment to such Lender in an amount equal to the full outstanding dollar amount accrued in favor of such Lender hereunder (as computed in accordance with the records of the Administrative Agent) and (ii) in the event the Borrower demanded such assignment, the Borrower shall tender payment to the Administrative Agent of the processing and recording fee specified in Section 10.07(b) for such assignment.

SECTION  10.08

Confidentiality.

  In connection with the negotiation and administration of the Loan Documents, the Borrower has furnished or caused to have furnished and will from time to time furnish or cause to be furnished to the Administrative Agent, each Fronting Bank and the Lenders (each, a “Recipient”) written information that when delivered to the Recipient will be deemed to be confidential (such information, other than any such information that (i) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient or (iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower, being hereinafter referred to as “Confidential Information”).  The Recipient will not knowingly disclose any such Confidential Information to any third party (other than to those Persons who have a confidential relationship with the Recipient), and will take all reasonable steps to restrict access to such information in a manner designed to maintain the confidential nature of such information, in each case until such time as the same ceases to be Confidential Information or as the Borrower may otherwise instruct.  It is understood, however, that the foregoing will not restrict the Recipient’s ability to freely exchange such Confidential Information with prospective participants in or assignees of the Recipient’s position herein, but the Recipient’s ability to so exchange Confidential Information shall be conditioned upon any such prospective participant’s entering into an understanding as to confidentiality similar to this provision.  It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (i) by a regulatory agency or otherwise in connection with an examination of the Recipient’s records by appropriate authorities, (ii) pursuant to court order, subpoena or other legal process or (iii) otherwise, as required by law; in the event of any required disclosure under clause (ii) or (iii), above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable unless the Lender is prohibited from doing so by court order, subpoena or other legal process.

Notwithstanding the foregoing, each party hereto (and each officer, director, employee, representative, agent and advisor of each party hereto) may disclose to any and all persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such person relating to such “tax treatment” and “tax structure”.  The foregoing is intended to comply with the presumption set forth in Treasury Regulation Section 1.6011-4(b)(3)(iii) and should be interpreted in a manner consistent with such regulation.

SECTION  10.09

Electronic Communications.

(a)

The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to Section 7.04 (collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to each of efrain.soto@unionbank.com, cld.sf@uboc.com and margaret.elower@uboc.com, or faxing the Communications to each of 213-236-4096 and 323-720-2780.  In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner otherwise specified in this Agreement, but only to the extent requested by the Administrative Agent.

(b)

The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission systems (the “Platform”).  The Borrower acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

(c)

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS,  OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS,

EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO ANY BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF THE COMMUNICATIONS THROUGH THE PLATFORM, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d)

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(e)

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION  10.10

Waiver of Jury Trial.

  The Borrower, the Administrative Agent, each Fronting Bank and each of the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to the Loan Documents, or any other instrument or document delivered hereunder or thereunder.

SECTION  10.11

Governing Law.

  The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York.  The Borrower, each of the Lenders, each Fronting Bank and the Administrative Agent: (i) irrevocably submits to the jurisdiction of any New York State Court or Federal court sitting in New York City in any action arising out of or relating to the Loan Documents, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail.  A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

SECTION  10.12

Relation of the Parties; No Beneficiary or Fiduciary Relationships.

  No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them.  No term or provision of any Loan Document shall be construed to confer a benefit upon, or grant a right or privilege to, any

Person other than the parties hereto.  The Borrower agrees that the Credit Parties do not have any fiduciary, advisory or agency relationship with the Borrower and are not advising the Borrower as to any legal, accounting, regulatory or tax matters as a result of the transactions contemplated by this Agreement, and the Borrower waives, to the fullest extent permitted by law, any claims the Borrower may have against the Credit Parties for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Credit Parties will have no liability (whether direct or indirect) to the Borrower in respect of such a fiduciary duty claim or to any Person asserting a fiduciary duty claim on the Borrower’s behalf, including the Borrower’s equity holders, employees or creditors.

SECTION  10.13

Execution in Counterparts.

  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION  10.14

Limitation of Liability.

  No shareholder or trustee of NU shall be held to any liability whatever for the payment of any sum of money or for damages or otherwise under any Loan Document, and such Loan Documents shall not be enforceable against any such trustee in their or his or her individual capacities or capacity and such Loan Documents shall be enforceable against the trustees of NU only as such, and every person, firm, association, trust or corporation having any claim or demand arising under such Loan Documents and relating to NU, its shareholders or trustees shall look solely to the trust estate of NU for the payment or satisfaction thereof.

SECTION  10.15

Defaulting Lenders.

  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)

Facility Fees shall cease to accrue pursuant to Section 2.03(a) during such period on the Available Commitment of such Defaulting Lender and the Borrower shall not be required to pay such fees to the Administrative Agent for the account of such Defaulting Lender;

(ii)

the Commitment and Outstanding Credits of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification pursuant to clauses (a) through (h) of Section 10.01;

(iii)

if any LC Outstandings exist at the time such Lender becomes a Defaulting Lender, then:

(A)

all or any part of the LC Commitment of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Outstanding Credits plus such Defaulting Lender’s LC Commitment does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the sum of each non-Defaulting Lender’s

Outstanding Credits plus the portion of such Defaulting Lender’s LC Commitment allocated to such non-Defaulting Lender does not exceed such non-Defaulting Lender’s Commitment;

(B)

if and for so long as the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent deliver, and thereafter maintain, cash collateral for the benefit of the Fronting Banks only to secure the Borrower’s Reimbursement Obligations corresponding to such Defaulting Lender’s LC Commitment (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 2.06 for so long as such LC Outstandings are outstanding.  Upon the payment in full of all amounts due hereunder in respect of the LC Outstandings collateralized pursuant to this Section 10.15(iii)(B) and the expiration or termination of such collateralized Letters of Credit, and if no Unmatured Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall pay to the Borrower amounts remaining in the Cash Collateral Account with respect to such Letters of Credit;

(C)

if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Commitment pursuant to clause (B) above, the Borrower shall not be required to pay any fees to the Administrative Agent for the account of such Defaulting Lender pursuant to Section 2.03(c) with respect to such Defaulting Lender’s LC Outstandings during the period such Defaulting Lender’s LC Commitment is cash collateralized;

(D)

if the LC Commitments of the non-Defaulting Lenders are adjusted pursuant to clause (A) above, then the fees payable to the Lenders pursuant to Section 2.03(c) shall be adjusted in accordance with such non-Defaulting Lenders’ Percentages;

(E)

if all or any portion of such Defaulting Lender’s LC Commitment is neither reallocated nor cash collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of any Fronting Bank or any other Lender hereunder, the fees payable to the Administrative Agent for the account of such Defaulting Lender under Section 2.03(c) with respect to such Defaulting Lender’s LC Commitment shall be payable to the Administrative Agent, for the account of the applicable Fronting Banks, until and to the extent that such LC Commitment is reallocated and/or cash collateralized; and

(F)

so long as such Lender is a Defaulting Lender, no Fronting Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s LC Commitment will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with clause (B) above and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with clause (A) above (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) any Fronting Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Fronting Bank shall be required to issue, amend or increase any Letter of Credit unless each Fronting Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to each Fronting Bank, to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrower and each Fronting Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Commitment of the Lenders shall be readjusted to reflect the inclusion of such Lender’s LC Commitment, and on such date such Lender shall purchase at par such of the Advances of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Advances in accordance with its Percentage.

Nothing in this Section 10.15 shall constitute a waiver or release of any claim of any party hereunder with respect to any failure to perform hereunder by any Defaulting Lender.

SECTION  10.16

USA Patriot Act.

Each of the Lenders and the Fronting Banks hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law as of October 26, 2001)) (as amended, restated, modified or otherwise supplemented from time to time, the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or Fronting Bank, as the case may be, to identify the Borrower in accordance with the Act.

SECTION  10.17

Waiver of Notice of Termination of Existing Credit Agreement.

Each of the Lenders party hereto that is party to the Existing Credit Agreement, in its capacity as a “Lender” under the Existing Credit Agreement, hereby waives as of the date hereof the notice requirement under Section 2.04(a) of the Existing Credit Agreement for three Business Days prior notification of termination of the commitments thereunder.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NORTHEAST UTILITIES

By /S/ RANDY A. SHOOP

Name:  Randy A. Shoop

Title:    Vice President and Treasurer

Signature Page to NU Credit Agreement

UNION BANK, N.A., as Administrative Agent, as a Fronting Bank and as a Bank

By /S/ JEFFREY P. FASENMAIER

Name:  Jeffrey P. Fesenmaier

Title:    Vice President

Signature Page to NU Credit Agreement

BARCLAYS BANK PLC, as a Fronting Bank and as a Bank

By /S/ ALICIA BERYS

Name:  Alicia Berys

Title:    Assistant Vice President

Signature Page to NU Credit Agreement

CITIBANK, N.A., as a Fronting Bank and as a Bank

By /S/ MAUREEN P. MARONEY

Name:  Maureen P. Maroney

Title:    Authorized Signatory

Signature Page to NU Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Fronting Bank and as a Bank

By /S/ JUAN J. JAVELLANA

Name:  Juan J. Javellana

Title:    Vice President

Signature Page to NU Credit Agreement

BANK OF AMERICA, N.A., as a Bank

By /S/ JACOB DOWDEN

Name:  Jacob Dowden

Title:    Senior Vice President

Signature Page to NU Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By /S/ KEITH LUETTEL

Name:  Keith Luettel

Title:    Vice President

Signature Page to NU Credit Agreement

THE BANK OF NEW YORK MELLON, as a Bank

By /S/ JOHN N. WATT

Name:  John N. Watt

Title:    Vice President

Signature Page to NU Credit Agreement

MORGAN STANLEY BANK, N.A., as a Bank

By /S/ SHERRESE CLARKE

Name:  Sherrese Clarke

Title:    Authorized Signatory

Signature Page to NU Credit Agreement

GOLDMAN SACHS BANK USA, as a Bank

By /S/ MARK WALTON

Name:  Mark Walton

Title:    Authorized Signatory

Signature Page to NU Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Bank

By /S/ SHAHEEN MALIK

Name:  Shaheen Malik

Title:     Vice President

By /S/ RAHUL PARMAR

Name:  Rahul Parmar

Title:    Associate

Signature Page to NU Credit Agreement

UBS LOAN FINANCE LLC, as a Bank

By /S/ IRJA R. OTSA

Name:  Irja R. Otsa

Title:    Associate Director

By /S/ MARY E. EVANS

Name:  Irja R. Otsa

Title:    Associate Director

Signature Page to NU Credit Agreement

TD BANK, N.A., as a Bank

By /S/ ROBYN ZELLER

Name:  Robyn Zeller

Title:     Senior Vice President

Signature Page to NU Credit Agreement

SCHEDULE I

APPLICABLE LENDING OFFICES AND COMMITMENTS

Name of Bank	Domestic Lending Office	Eurodollar Lending Office	Commitment (in US$)

Union Bank, N.A.	445 South Figueroa Street 15th Floor Los Angeles, CA 90071	445 South Figueroa Street 15th Floor Los Angeles, CA 90071	$48,611,111.11

Barclays Bank PLC	745 Seventh Avenue 26th Floor New York, NY 10019	745 Seventh Avenue 26th Floor New York, NY 10019	$48,611,111.11

Citibank, N.A.	388 Greenwich Street New York, NY 10013	388 Greenwich Street New York, NY 10013	$48,611,111.11

JPMorgan Chase Bank, N.A.	500 Stanton Christiana Rd Newark, DE 19713-2107	500 Stanton Christiana Rd Newark, DE 19713-2107	$48,611,111.11

Bank of America, N.A.	100 North Tryon Street Charlotte, NC 28255	100 North Tryon Street Charlotte, NC 28255	$44,444,444.45

Wells Fargo Bank, National Association	90 S. 7th Street MAC: N9305-077 Minneapolis, MN 55402	90 S. 7th Street MAC: N9305-077 Minneapolis, MN 55402	$44,444,444.45

The Bank of New York Mellon	Rm 1900 1 Wall St. New York, NY 10286	Rm 1900 1 Wall St. New York, NY 10286	$36,111,111.11

Morgan Stanley Bank, N.A.	One Utah Center. 201 South Main Street, 5th Floor Salt Lake City, Utah 84111	One Utah Center. 201 South Main Street, 5th Floor Salt Lake City, Utah 84111	$36,111,111.11

Goldman Sachs Bank USA	200 West Street New York, NY 10282	200 West Street New York, NY 10282	$36,111,111.11

Credit Suisse AG	Eleven Madison Avenue New York, NY 10010	Eleven Madison Avenue New York, NY 10010	$36,111,111.11

UBS Loan Finance LLC	677 Washington Boulevard Stamford, CT 06901 Attne: Ray Ciraco Phone: 203-719-3571 Fax: 203-719-3888 Email: ray.ciraco@ubs.com	677 Washington Boulevard Stamford, CT 06901 Attne: Ray Ciraco Phone: 203-719-3571 Fax: 203-719-3888 Email: ray.ciraco@ubs.com	$36,111,111.11

TD Bank, N.A.	200 State Street, 10th Floor Boston, MA 02109	200 State Street, 10th Floor Boston, MA 02109	$36,111,111.11

SCHEDULE II

PENDING ACTIONS

None

Exhibit 1.01A

Form of Note

NOTE

New York, New York

[Date]

$[_______________]

FOR VALUE RECEIVED, the undersigned, NORTHEAST UTILITIES, an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts (the “Borrower”), hereby promises to pay to the order of [__________] (the “Lender”), on the Termination Date (as defined in the Credit Agreement referred to below) applicable to the Lender, the lesser of the principal sum of [_____________]DOLLARS ($[_________]) and the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower pursuant to the Credit Agreement referred to below, in lawful money of the United States of America in immediately available funds, and to pay interest on such principal amount from time to time outstanding, in like funds, at a rate or rates per annum and payable with respect to such periods and on such dates as determined pursuant to the Credit Agreement.  The due date for any Advance made pursuant to this Note shall be as set forth on the Notice of Borrowing pertaining to such Advance but in no event later than the Termination Date.

The Borrower promises to pay interest, on demand, on any overdue principal and overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.  The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, dated as of September 24, 2010 (as amended, supplemented or modified, the “Credit Agreement”), among the Borrower, the Lenders party thereto, Union Bank, N.A., as Administrative Agent, and Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A. and Union Bank, N.A., each as Fronting Bank, and is subject to the terms and conditions contained in the Credit Agreement and is entitled to the benefits thereof.  The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.  This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

No shareholder or trustee of the Borrower shall be held to any liability whatever for the payment of any sum of money or for damages or otherwise under this Note, and this Note shall not be enforceable against any such trustee in their or his or her individual capacities or capacity; this Note shall be enforceable against the trustees of the Borrower only as such, and every, person, firm, association, trust or corporation having any claim or demand arising under this Note relating to the Borrower, its shareholders or trustees shall look solely to the trust estate of the Borrower for payment or satisfaction thereof.

NORTHEAST UTILITIES

By________________________________

    Name:

    Title:

1.01A-2

GRID NOTE SCHEDULE

____________________________________________________________________________________________________________

DATE OF    AMOUNT OF   INTEREST   INTEREST   NUMBER     INTEREST     DATE  AMOUNT     NOTED

ADVANCE   PRINCIPAL       RATE          PERIOD      OF DAYS         DUE            PAID      PAID             BY

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

1.01A-3

Exhibit 2.02

Form of Letter of Credit Request

LETTER OF CREDIT REQUEST

[Date]

[JPMorgan Chase Bank, N.A., as

Fronting Bank

10420 Highland Manor Drive, Floor 4

Tampa, Florida 33610

Stby Letter of Credit Department

Attention: James Alonzo

Fax: (813) 432-5161]

[Barclays Bank, PLC, as Fronting Bank

70 Hudson Street, 10th Floor

Jersey City, NJ 07302

Attention:  Letter of Credit

email:xraletterofcredit@barclayscapital.com

Fax (212) 412-5011]

[Union Bank, N.A., as Fronting Bank

1980 Saturn Street

MC V02-905

Monterey Park, CA 91755 445

Attention: Benedicto Cortes]

[Citibank, N.A., as Fronting Bank

1615 Brett Road, Ops III

New Castle, DE 19720,

Attention: Charles Huester

email: charles.huester@citi.com

Phone: 302-323-3188

Fax: 212-994-0961]

Union Bank, N.A., as Administrative Agent

445 South Figueroa Street

Los Angeles, California 90071

Attention: Kevin Zitar, Senior Vice President

Fax: (213)236-4096

Confirm: (213) 236-5503

Email: Kevin.zitar@unionbank.com

Ladies and Gentlemen:

The undersigned, a responsible officer of Northeast Utilities (the “Borrower”), refers to that certain Credit Agreement, dated as of September 24, 2010 (as amended, supplemented and modified, the “Credit Agreement”), among the Borrower, the Banks party thereto, Union Bank, N.A., as administrative agent, and Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A. and Union Bank, N.A., each as a Fronting Bank.  Capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement.

Pursuant to Section 2.02(d) of the Credit Agreement, the Borrower irrevocably requests that the Fronting Bank issue a Letter of Credit on the following terms:

1.

Date of Issuance:1

2.

Expiration Date:2

3.

Stated Amount:

4.

Beneficiary:

5.

Account Party:

and the terms set forth in the attached application for said Letter of Credit.

The Borrower hereby further certifies that (i) as of the date hereof, (ii) as of the Date of Issuance, and (iii) after the issuance of the Letter of Credit requested hereby:

(A)

the representations and warranties of the Borrower contained in Section 6.01 (other than subsection (g) and the last sentence of subsection (f)) of the Credit Agreement are correct in all material respects as though made on and as of such dates;

(B)

no Event of Default or Unmatured Default has occurred and is continuing on or as of such dates;

(C)

the issuance of such Letter of Credit, when aggregated with all other Outstanding Credits, will not cause the aggregate amount of Outstanding Credits to exceed the Total Commitment; and

1 At least three Business Days after the date of the Letter of Credit Request.

2 Not later than 364 days after the Date of Issuance

2.02-2

(D)

the Stated Amount of such Letter of Credit, when aggregated with (1) the Stated Amount of each other Letter of Credit that is outstanding or with respect to which a Letter of Credit Request has been received and (2) the amount of all Reimbursement Obligations then outstanding, will not cause the L/C Commitment Amount to be exceeded.

If notice of the request for the above referenced Letter of Credit has been given by the Borrower previously by telephone, then this notice shall be considered a written confirmation of such telephone notice as required by Section 2.02(c) of the Credit Agreement.

NORTHEAST UTILITIES

By___________________________

     Name:

      Title:

2.02-3

Exhibit 3.01

Form of Notice of Borrowing

NOTICE OF BORROWING

[Date]3

Union Bank, N.A., as Administrative Agent for the Lenders party to the Credit Agreement referred to below

445 South Figueroa Street

15th Floor

Los Angeles, California  90071

Attention: Kevin Zitar, Senior Vice President

Ladies and Gentlemen:

The undersigned, Northeast Utilities (the “Borrower”), refers to the Credit Agreement, dated as of September 24, 2010 (as amended, supplemented or modified, the “Credit Agreement”), among the Borrower, the Banks party thereto, Union Bank, N.A., as administrative agent, and Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A. and Union Bank, N.A., each as a Fronting Bank.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The undersigned hereby gives you notice pursuant to Section 3.01 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)

Date of proposed Borrowing4                   _________________

(B)       Principal Amount                                     _________________                                              of Borrowing5

(C)

Type of Advance6                                    _________________

(D)

Initial Interest Period                                _________________

3Must be a Business Day.  The Notice of Borrowing must be received by the Administrative Agent (i) in the case of a proposed Borrowing to consist of Eurodollar Rate Advances, by hand or facsimile not later than 11:00 a.m. (New York City time), three Business Days prior to a proposed Borrowing and (ii) in the case of a proposed Borrowing to consist of Base Rate Advances, by hand or facsimile not later than 11:00 a.m. (New York City time), on the day of a proposed Borrowing.

4Must be a Business Day.

5Not less than $5,000,000 and in integral multiples of $1,000,000.

6Eurodollar Rate Advance or Base Rate Advance.

(E)

Aggregate amount of Outstanding Credits

after giving effect to requested Borrowing,

which shall be calculated as follows:                              _______________

(i)

aggregate amount of all Advances

outstanding after giving effect to requested

Borrowing:                                                           ______________

(ii)

aggregated Stated Amount of all issued but

undrawn Letters of Credit outstanding:                _______________

(iii)

aggregate amount of outstanding

Reimbursement Obligations (exclusive of

Reimbursement Obligations which are to be

repaid with proceeds of Advance

requested in this Notice of Borrowing):                _______________

            (iv) total of (i), (ii) and (iii):                                               _______________

(F)

Date7 beyond which the Borrowing hereby

requested may no longer be outstanding8:                         _______________

Upon acceptance of any or all of the Advances requested in this Notice of Borrowing, the undersigned shall be deemed to have represented and warranted that the conditions precedent to each Advance applicable to it specified in Section 5.02(a) of the Credit Agreement have been satisfied.

Very truly yours,

NORTHEAST UTILITIES

By________________________________

    Name:

    Title:

7 In no event later than the Termination Date.

8 (F) may be selected at the option of the Borrower; if no election is made, such date shall be earlier of (i) the Termination Date and (ii) the date 364 days from the date of the proposed Borrowing.

3.01-2

Exhibit 5.01A

Form of Opinion of Jeffrey C. Miller,

Assistant General Counsel of NUSCO

September 24, 2010

Union Bank, N.A., as Administrative Agent 445 South Figueroa Street Los Angeles, California 90071 Each Fronting Bank and Lender from time to time party to the captioned Credit Agreement

Re:

Credit Agreement, dated as of September 24, 2010, among Northeast Utilities, the lenders  party thereto, Union Bank, N.A., as Administrative Agent, and Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A. and Union Bank, N.A., each as a Fronting Bank

Ladies and Gentlemen:

I am Assistant General Counsel of Northeast Utilities Service Company (“NUSCO”), a service company affiliate of Northeast Utilities (“NU”).  I am rendering this opinion to you in connection with the transactions contemplated by the Credit Agreement, dated as of September 24, 2010 (the “Credit Agreement”), among NU, the Banks from time to time party thereto, Union Bank, N.A., as Administrative Agent, and Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A. and Union Bank, N.A., each as a Fronting Bank.  Capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement.

In connection with this opinion, I or attorneys working under my supervision have examined:

(1)        The Credit Agreement

.

(2)

The form of promissory notes to be issued by NU pursuant to the terms of the Credit Agreement to any of the Lenders who request such notes (the “Notes”).

(3)

The Declaration of Trust of NU and all amendments thereto (the “Declaration of Trust”), as in effect on the date hereof.

(4)

The other documents furnished by NU on the Closing Date pursuant to Section 5.01(a) of the Credit Agreement.

(4)

A certificate of the Secretary of the Commonwealth of Massachusetts dated September 10, 2010, attesting to the authority of NU to transact business in the Commonwealth of Massachusetts.

In addition, I or attorneys working under my supervision have examined originals, or copies certified to my satisfaction, of such other corporate (or analogous) records of NU, certificates of public officials and of officers of NU, and agreements, instruments, and other documents, as I have deemed necessary as a basis for the opinions expressed below.  In my examination of such agreements, instruments, and documents, I have assumed the genuineness of all signatures (other than those of NU), the authenticity of all agreements, instruments, and documents submitted to me as originals, and the conformity to original agreements, instruments, and documents of all agreements, instruments, and documents submitted to me as certified, conformed, or photostatic copies and the authenticity of the originals of such copies.  As to questions of fact material to such opinions, I have assumed without verification and relied upon the accuracy of the representations as to factual matters set forth in the Credit Agreement and in certificates of NU or its officers or of public officials.  Nothing has come to my attention, however, calling into question the accuracy of such representations.

The opinions set forth below are subject to the qualification that no opinion is expressed with respect to laws other than those of (i) the United States of America, (ii) the Commonwealth of Massachusetts and (iii) the State of New York.  I am a member of the bar of the State of New York and an Authorized House Counsel in the State of Connecticut.  I am not a member of the bar of the Commonwealth of Massachusetts, and do not hold myself out as an expert in the laws of such Commonwealth, although I have made a study of relevant laws of such Commonwealth.  In expressing opinions about matters governed by the laws of the Commonwealth of Massachusetts, I have relied upon the opinion of Kerry J. Tomasevich, Esq., Senior Counsel of NUSCO, who is a member of the bar of such Commonwealth and whose opinion is attached hereto.

My opinion in Paragraph 5 below (i) is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally, to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith, and fair dealing (regardless of whether considered in a proceeding in equity or at law), and to the effect of certain laws and judicial decisions that may affect the enforceability of certain rights and remedies provided in the documents referred to therein, none of which laws and judicial decisions, however, will make the rights and remedies provided in such documents inadequate for the practical realization of the benefits provided therein and (ii) assumes the binding effect of all documents referred to therein on all parties thereto other than NU.

I note further that, in addition to the effect of general principles of equity described in the preceding paragraph, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties in the circumstances in question is determined to have constituted negligence.

S.01A-2

I express no opinion herein as to (i) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (ii) the availability of specific performance or other equitable remedies, or (iii) the enforceability of waivers by parties of their respective rights and remedies under law.

Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

1.

NU is validly organized and duly existing as a voluntary association under the laws of the Commonwealth of Massachusetts and has the requisite power under the Declaration of Trust and authority to own its property and assets and to carry on its business as now conducted in the Commonwealth of Massachusetts.  NU is duly qualified to do business in, and is in good standing in all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the financial condition, properties, prospects or operations of NU or of NU and its Principal Subsidiaries taken as a whole.

2.

The execution, delivery, and performance by NU of the Credit Agreement and the Notes (a) are within NU’s powers under the Declaration of Trust and have been duly authorized by all necessary corporate (or equivalent) or other similar action and (b) do not and will not contravene (i) the Declaration of Trust, (ii) any law, or (iii) to the best of my knowledge, any contractual restriction contained in any material agreement binding on or affecting NU.

3.

The Credit Agreement has been duly executed and delivered by NU.

4.

No authorization, consent, approval, license, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body (other than in connection with or in compliance with the provisions of the state securities or “Blue Sky” laws of any jurisdiction, as to which I express no opinion) is required to be obtained or made in connection with the execution, delivery, or performance by NU of the Credit Agreement or the Notes, except for those that have been obtained and are in full force and effect.

5.

The Credit Agreement is, and the Notes, when executed and delivered for value will be, the legal, valid and binding obligations of NU, enforceable against NU in accordance with their respective terms.

6.

There is no pending or, to the best of my knowledge, threatened action or proceeding affecting NU or its properties before any court, governmental agency, or arbitrator (a) which affects or purports to affect the legality, validity, or enforceability of the Credit Agreement or the Notes or (b) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would materially adversely affect the financial condition, properties, or operations of NU, except, for purposes of this clause (b) only, such as is described in the Disclosure Documents.

7.

NU is not an “investment company” within the meaning ascribed to that term in the Investment Company Act of 1940, as amended.

S.01A-3

Very truly yours,

S.01A-4

Exhibit 5.01B

Form of Opinion of King & Spalding LLP,

Special New York Counsel to the Administrative Agent

September 24, 2010

Union Bank, N.A., as Administrative Agent and as a Fronting Bank under the captioned Credit Agreement, Barclays Bank PLC, Citibank, N.A. and JPMorgan Chase Bank, N.A., as Fronting Banks thereunder, and each of the Lenders from time to time party thereto

Re:

Credit Agreement, dated as of September 24, 2010 (the “Credit Agreement”), among Northeast Utilities (the “Borrower”), the lenders party thereto, Union Bank, N.A., as Administrative Agent (the “Administrative Agent”), and Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A. and Union Bank, N.A., each, as a Fronting Bank

Ladies and Gentlemen:

We have acted as special New York counsel to the Administrative Agent in connection with the preparation, execution and delivery of the Credit Agreement.  Unless otherwise indicated, terms defined in the Credit Agreement are used herein as therein defined.

In that connection, we have examined the following documents:

(1)

counterparts of the Credit Agreement, executed by the Borrower, the Administrative Agent, the Fronting Banks and the Banks;

(2)

the form of Note to be executed by the Borrower and delivered to any Bank that requests a Note pursuant to the terms of the Credit Agreement; and

(3)

the other documents furnished by the Borrower on the Closing Date pursuant to Section 5.01(a) of the Credit Agreement, including the opinion of Jeffery C. Miller, Assistant General Counsel of NUSCO (the “NU Opinion”).

Our engagement as special counsel has been limited to the specific matters as to which we were consulted.  We have no direct knowledge of the day-to-day affairs of the Borrower and have not reviewed generally its business affairs.  In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies.  We have also assumed that each of the Banks, the Administrative Agent and the Fronting Banks has duly executed and delivered, with all necessary power and authority (corporate and otherwise), each Loan Document to which each such Person is a party and that each such Loan Document is enforceable against each such Person in accordance with its terms.  We have relied, as to factual matters, on the documents we have examined and, as to matters addressed by the NU Opinion, on the NU Opinion (with the exception of paragraph 5 thereof).

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

(i)

the Credit Agreement is, and each of the Notes, when executed and delivered for value received in accordance with the terms of the Credit Agreement will be, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms; and

(ii)

while we have not independently considered the matters covered by the NU Opinion to the extent necessary to enable us to express the conclusions stated therein, the NU Opinion and the other documents referred to in item (3) above are substantially responsive to the corresponding requirements set forth in Section 5.01(a) of the Credit Agreement pursuant to which the same have been delivered.

The opinions expressed herein are subject to the following qualifications:

(a)

Our opinion set forth in paragraph (i) above is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and (ii) applicable laws that limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction in circumstances involving such party’s gross negligence, bad faith or similar conduct.

(b)

We express no opinion herein as to (i) the availability of specific performance or other equitable remedies or (ii) the enforceability of waivers by parties of their respective rights and remedies under law, (iii) Section 10.05 of the Credit Agreement, (iv) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (v) the availability of specific performance or other equitable remedies, (vi) the enforceability of rights to indemnity under Federal or state securities laws and (vii) the enforceability of waivers by parties of their respective rights and remedies under law.

(c)

In connection with Section 10.11 of the Credit Agreement whereby each party to the Credit Agreement submits to the jurisdiction of certain Federal courts, we note the limitations of 28 U.S.C. §§1331 and 1332 on Federal court jurisdiction.

(d)

Our opinions expressed above are limited to the law of the State of New York and the Federal law of the United States, and we do not express any opinion herein concerning any other law.  Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of any Loan Document may be sought that limits the rates of interest legally chargeable or collectible.

5.01B-2

The foregoing opinion is solely for your benefit and may not be relied upon by any other Person other than any Person that may become a Lender under the Credit Agreement after the date hereof.

Very truly yours,

5.01B-3

Exhibit 10.07

Form of Assignment and Assumption

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and [the][each]9 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of the Assignees hereunder are several and not joint.]10  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Documents to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Documents, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.

Assignor:         ____________

2.

Assignee[s]:

______________________________

for each Assignee, indicate whether such Assignee is an affiliate of [identify Lender]

9 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

10 Include bracketed language if there are multiple Assignees.

10.07-1

3.

Borrower:

Northeast Utilities

4.

Administrative Agent:

Union Bank, N.A., as the administrative agent under the Credit Agreement

5.

Credit Agreement:

Credit Agreement, dated as of September 24, 2010. among Northeast Utilities, the Lenders and Fronting Banks parties thereto, and Union Bank, N.A., as Administrative Agent.

6.

 Assigned Interest[s]:

Assignor	Assignee[s][11]	Aggregate Amount of Commitment/Advances for all Lenders[12]	Amount of Commitment/Advances Assigned[8]	Percentage Assigned of Commitment/Advances[13]	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

[7.

Trade Date:          ______________]14

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE

AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF

TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:______________________________

     Title:

ASSIGNEE[S]15

[NAME OF ASSIGNEE]

By:______________________________

     Title:

11 List each Assignee, as appropriate.

12 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

13 Set forth, to at least 9 decimals, as a percentage of the Commitment/Advances of all Lenders thereunder.

14 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

15Add additional signature blocks as needed.

10.07-3

10.07-2

[NAME OF ASSIGNEE]

By:______________________________

     Title:

Consented to:16

UNION BANK, N.A., as

  Administrative Agent

By_________________________________

  Title:

NORTHEAST UTILITIES

By_________________________________

  Title:

[Consented to:]17

BARCLAYS BANK PLC,
as Fronting Bank

By________________________________

  Title:

CITIBANK, N.A.,
as Fronting Bank

By________________________________

  Title:

JPMORGAN CHASE BANK, N.A.,
as Fronting Bank

By________________________________

  Title:

UNION BANK, N.A.,
as Fronting Bank

16To be added only if the consent of the Company and/or the Administrative Agent is required by the terms of the Credit Agreement.

17To be added only if the consent of the each Fronting Bank is required by the terms of the Credit Agreement

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By________________________________

  Title:

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ANNEX 1

Credit Agreement, dated as of September 24, 2010 among Northeast Utilities, the Lenders and

Fronting Banks parties thereto, and Union Bank, N.A., as Administrative Agent

                STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

Representations and Warranties.

1.1.

Assignor[s].  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrower, any of its subsidiaries or affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its subsidiaries or affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.

Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (iv) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.04(b) thereof and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (v) it has, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest; (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Credit Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance

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with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto.

2.

Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.

General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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